SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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WEYERHAEUSER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE 2013

ANNUAL MEETING

AND THE 2013

PROXY STATEMENT

    WEYERHAEUSER COMPANY

DEAR SHAREHOLDER:

I am pleased to invite you to attend your company’s annual meeting of shareholders at 9:00 a.m., Thursday, April 11, 2013, at the Corporate Headquarters Building, 33663 Weyerhaeuser Way South, Federal Way, Washington. A map and directions to the building are on the back cover.

A notice of the annual meeting and the proxy statement follow. Your vote is important. Whether or not you plan to attend the annual meeting in person, I urge you to vote your shares by telephone, the internet, smartphone, tablet or other Web-connected mobile device or by signing, dating and returning the enclosed proxy card promptly.

Sincerely,

Charles R. Williamson

Chairman of the Board

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	April 11, 2013
Meeting Time:	9:00 a.m. PDT
Location:	Weyerhaeuser Company Corporate Headquarters Building 33663 Weyerhaeuser Way South Federal Way, Washington 98003

Record Date:	February 15, 2013

Agenda

The Company’s Annual Meeting of Shareholders will be held April 11, 2013 to:

•	elect 11 directors;
•	consider and act upon a proposal to approve the Weyerhaeuser Company 2013 Long-Term Incentive Plan;
•	approve, on an advisory basis, the compensation of the named executive officers;
•	approve, on an advisory basis, the appointment of auditors; and
•	transact any other business that may be properly brought before the annual meeting.

Admission

All shareholders are invited to attend the annual meeting. You will need an admission ticket or proof of ownership of Weyerhaeuser common stock, as well as a form of personal photo identification, to be admitted to the annual meeting.

The annual meeting will be held at the Weyerhaeuser Company Corporate Headquarters Building in Federal Way, Washington. Seating will be limited and on a first come basis. Please refer to page 3 of this Proxy Statement for information about attending the meeting.

Voting

Shareholders owning Weyerhaeuser common stock on the Record Date, or their legal proxy holders, are entitled to vote at the annual meeting. For information on how to vote your shares, please refer to the instructions on the enclosed proxy card or review the section titled “Proxy and Voting Information” on pages 2 and 3 of this Proxy Statement.

This Proxy Statement, form of proxy and Weyerhaeuser Company 2012 Annual Report are being distributed to shareholders on or about March 8, 2013.

The 2012 Annual Report and this Proxy Statement can be viewed at www.edocumentview.com/WY in accordance with Securities and Exchange Commission rules.

Claire S. Grace

Vice President and Corporate Secretary

Federal Way, Washington

2013 PROXY STATEMENT

WEYERHAEUSER COMPANY

P.O. Box 9777

Federal Way, Washington 98063-9777

(253) 924-2345

March 8, 2013

PROXY AND VOTING INFORMATION

Weyerhaeuser Company (the “Company”) will hold its annual meeting of shareholders at its Corporate Headquarters Building, Federal Way Washington on Thursday, April 11, 2013 at 9 a.m. to consider the items on the attached notice of shareholder meeting. All items on the attached notice are more fully described in this proxy statement.

The only securities eligible to vote at the annual meeting are the Company’s common shares. Proxy cards are enclosed for shareholders who hold common shares.

Only shareholders of record at the close of business on February 15, 2013 will be eligible to vote at the annual meeting. On that date, 545,293,988 common shares were outstanding. Each common share entitles the holder to one vote at the annual meeting. The enclosed form of proxy is solicited by the board of directors of the Company. A proxy may be revoked by notice in writing to the Corporate Secretary at any time before it is voted. If not revoked, the proxy will be voted as directed by the shareholder.

Under Washington law, shareholders may act at a meeting only if a quorum exists with respect to that action. A majority of the common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum. Shareholders who abstain from voting on any or all proposals will be included in the number of shareholders present at the meeting for purposes of determining the presence of a quorum. Under Washington law and the Company’s Articles of Incorporation, if a quorum is present at the meeting:

•	the 11 nominees for election as directors will be elected to the board of directors if the votes cast for each nominee exceed the votes cast against the nominee;

•	management’s proposal to approve the Weyerhaeuser Company 2013 Long-Term Incentive Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.
•

management’s proposal to approve the compensation of the named executive officers as disclosed in the proxy statement will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

It is important to understand the effect that your decision to vote for or against a proposal, to withhold your vote or to send in a proxy card on which you have left the direction blank will have on the vote needed to approve a matter.

In the election of directors and management’s proposals regarding the approval of the Weyerhaeuser Company 2013 Long-Term Incentive Plan and executive compensation, certain shares present at the meeting are counted as not voted and do not affect the matter being considered. These include any shares represented by ballots:

•	marked as abstaining,
•	left blank or
•	marked withheld.

It is important to understand that if you hold your shares through a broker, you must give your broker specific instructions on how to vote your shares or they will not be counted as votes cast on the matters being considered at the meeting and they will not affect the outcome of those votes.

If your shares are held in street name on your behalf (you own shares in the name of a bank, broker or other holder of record), the broker or other registered holder must receive explicit voting instructions from you to be able to vote on the election of directors and on management’s proposals regarding the Weyerhaeuser Company 2013 Long-Term Incentive Plan and executive compensation. Brokers do not have discretion to vote on these matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker explicit instructions, your shares will not be voted on these matters.

The Company’s annual report to shareholders for 2012 is being mailed with this proxy statement to shareholders entitled to vote at the 2013 annual meeting.

VOTING INFORMATION

You may vote your shares in one of several ways, depending upon how you own your shares.

Shareholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name shareholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see which voting methods are available to you.

•	Voting by Telephone. Call the toll-free number listed on the proxy card and follow the instructions. You will need to have your proxy card with you when you call.
•	Voting on the Internet. Go to www.envisionreports.com/WY and follow the instructions. You will need to have your proxy card with you when you link to the web site.
•

Voting by smartphone, tablet or other Web-connected mobile device. Go to www.envisionreports.com/WY and follow the instructions. You will need to have your proxy card with you when you link to the web site.

•	Voting by Mail. Complete, sign, date and return the enclosed proxy card or voting instruction card in the envelope provided.
•

Voting at the annual meeting. If you decide to attend the meeting and vote in person, you may deposit your proxy card in the ballot box at the registration desk at the annual meeting or you may complete a ballot that will be distributed at the meeting.

If you are a street name shareholder, you must obtain a proxy, executed in your favor, from your broker or the holder of record to be able to vote at the annual meeting.

INFORMATION ABOUT THE MEETING

Attendance at the annual meeting is limited to shareholders. The meeting will be held at Weyerhaeuser’s Corporate Headquarters Building, 33663 Weyerhaeuser Way South, Federal Way, Washington.

If you are a shareholder of record, an admission ticket is attached to your proxy card. You must present this admission ticket at the registration desk to be allowed into the annual meeting. If you plan to attend the annual meeting, please vote your proxy, but keep the admission ticket and bring it to the annual meeting along with photo identification. If you arrive at the meeting without your admission ticket, we will admit you only if you have photo identification and we are able to verify that you are a shareholder of record.

If you are a street name shareholder and you plan to attend the annual meeting, you must present proof of your ownership of Weyerhaeuser common shares as of the record date, February 15, 2013. Acceptable proof would be an original bank or brokerage account statement as of that date. You also must present photo identification to be admitted. If you arrive at the meeting without proof of your ownership of common shares as of the record date, you will not be admitted to the meeting.

If you are a street name shareholder and intend to designate a proxy holder, the designee must present:

•	your original signed form of proxy;
•	proof of your ownership of common shares (such as a bank or brokerage statement) as of the record date, February 15, 2013; and
•	photo identification.

If we cannot verify that you are a shareholder, your designee will not be admitted to the meeting.

If you are hearing impaired or require other special accommodations due to disability, please contact the Corporate Secretary prior to the meeting to indicate the accommodations that you will need.

No banners, placards, signs, literature for distribution, cameras, recording equipment, electronic devices, including cell phones, large bags, briefcases or packages will be permitted in the annual meeting.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this proxy statement information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (except for information in this document that is deemed not to be filed) is incorporated by reference.

This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this document. The information relating to us contained in this proxy statement is not complete and should be read together with the information contained in the documents incorporated by reference. To receive a copy of any of the documents incorporated by reference in this proxy statement, other than exhibits unless they are specifically incorporated by reference in this proxy statement, call or write to our Vice President of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public at the SEC’s web site at http://www.sec.gov.

ITEM 1. ELECTION OF DIRECTORS

All directors elected at this meeting will be elected for one year. The board of directors is authorized to fix the number of directors within the range of 9 to 13 members, and has fixed the number at 11. The 11 persons identified below are nominated to be elected at the 2013 annual meeting for one-year terms expiring at the 2014 annual meeting. All of the nominees currently are directors of the Company elected by the shareholders, except Mr. Simons, who was appointed by the board of directors in 2012 to fill a vacancy. Under the terms of the Washington Business Corporation Act and the Company’s Bylaws, Mr. Simons is required to stand for election at the shareholders’ meeting.

Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly signed proxies in the accompanying form will be voted for the persons nominated by the board of directors. The board of directors anticipates that the listed nominees will be able to serve, but if at the time of the meeting any nominee is unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee.

The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance and Corporate Responsibility Committee and the board to determine that the person should serve as a director for the Company beginning in 2013.

NOMINEES FOR ELECTION

TERMS EXPIRES IN 2014

Debra A. Cafaro, 55, a director of the Company since 2007, has been chairman and chief executive officer of Ventas, Inc. (health care real estate investment trust) since 2010. She served as its chairman, president and chief executive officer from 2003 to 2010; its president and chief executive officer from 1999, when she joined the company, until 2003; and has been a director of the company since 1999. She served as president and director of Ambassador Apartments, Inc. (real estate investment trust) from 1997 until 1998 when it merged with AIMCO. She was a director of GGP, Inc. (real estate investment trust) from March 2010 to November 2010. She is former chair of NAREIT (National Association of Real Estate Investment Trusts) and a director of the Real Estate Roundtable, World Business Chicago (not-for-profit economic development corporation) and a Trustee of the Ravinia Festival Association in Chicago. She has extensive REIT executive experience, with strong skills in real estate and corporate finance, strategic planning and public company executive compensation.

Mark A. Emmert, 60, a director of the Company since 2008, has been the president of the National Collegiate Athletic Association since 2010. He served as president of the University of Washington in Seattle, Washington, from 2004 to 2010; as chancellor of Louisiana State University from 1999 to 2004; and chancellor and provost of the University of Connecticut from 1994 to 1999. Prior to 1994, he was provost and vice president for Academic Affairs at Montana State University and held faculty and administrative positions at the University of Colorado. He also is a director of Expeditors International of Washington, Inc. and Omnicare, Inc. He is a Life Member of the Council on Foreign Relations and is a Fellow of the National Academy of Public Administration. He has also been a Fullbright Fellow, a Fellow of the American Council on Education and served on many non-profit boards. He is an experienced leader of major organizations, with strong skills in government and international relations, and strategic planning.

Daniel S. Fulton, 64, was elected chief executive officer and a member of the board of directors in 2008. He has been president of Weyerhaeuser Company since 2008. From 2001 until 2008 he was president and chief executive officer of Weyerhaeuser Real Estate Company, a wholly owned subsidiary of Weyerhaeuser Company. In 2004 he was named to Weyerhaeuser Company’s senior management team. Mr. Fulton is the past chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University. He is on the board of NAREIT (the National Association of Real Estate Investment Trusts). He is chair of the Washington Roundtable, a member of the Business Roundtable (BRT) and chair of the BRT Housing Subcommittee. He is a member of the Advisory Board for the Foster School of Business at the University of Washington. He has a strong executive background in real estate and corporate finance, with extensive experience managing capital intensive operations, international operations and strategic planning.

John I. Kieckhefer, 68, a director of the Company since 1990, has been president of Kieckhefer Associates, Inc. (investment and trust management) since 1989, and was senior vice president prior to that time. He has been engaged in commercial cattle operations since 1967 and is a trustee of J.W. Kieckhefer Foundation, an Arizona charitable trust. He has a strong background in business and finance, with extensive experience in public company executive compensation.

Wayne W. Murdy, 68, a director of the Company since 2009, held various management positions with Newmont Mining Corporation (international mining) from 1992 until his retirement in 2007, including Chairman of the Board from 2002 to 2007 and Chief Executive Officer from 2001 to 2007. Before joining Newmont Mining, Mr. Murdy spent 15 years serving in senior financial positions in the oil and gas industry, including positions with Apache Corporation and Getty Oil Company. He also is a director of BHP Billiton Limited and BHP Billiton Plc. He is a trustee of the Denver Art Museum and The Papal Foundation, a member of the Advisory Councils for the College of Engineering at the University of Notre Dame and the Daniels Business School at the University of Denver. He has extensive executive experience in leading natural resources companies and managing capital-intensive industry operations, with strong skills in corporate finance and accounting, international operations, strategic planning and public company executive compensation.

Nicole W. Piasecki, 50, a director of the Company since 2003, is executive vice president Business Development and Strategic Integration for Boeing Commercial Airlines. Previously, she served as president of Boeing Japan from 2006 to 2010; executive vice president of Business Strategy & Marketing for Boeing Commercial Airplanes, The Boeing Company, from 2003 to 2006; was vice president of Commercial Airplanes Sales, Leasing Companies from 2000 until January 2003; and served in various positions in engineering, sales, marketing, and business strategy for the Commercial Aircraft Group from 1991. She is a Director on the Seattle Branch Board of Directors for the Federal Reserve Bank, Trustee of Seattle University in Seattle, Washington, and a former member of the Board of Governors, Tokyo, of the American Chamber of Commerce of Japan, and the Federal Aviation’s Management Advisory Council. She has extensive executive experience in capital intensive industries, sales and marketing, strategic planning and international operations and relations.

Doyle R. Simons, 49, was appointed a director of the Company in June 2012. He served as chairman and chief executive officer of Temple-Inland, Inc. (forest products) from 2008 until February of 2012 when it was acquired by International Paper Company. Previously, he held various management positions with Temple-Inland, including executive vice president from 2005 through 2007 and chief administrative officer from 2003 to 2005. Prior to joining the company in 1992, he practiced real estate and banking law with Hutcheson and Grundy, L.L.P. He also serves on the board of directors for Fiserv, Inc.; and is a member of the board of visitors for the University of Texas M. D. Anderson Cancer Center, and the Baylor University Hankamer School of Business Advisory Board; and serves on the Advisory Councils of the College of Natural Sciences and the Texas Memorial Museum at The University of Texas at Austin. He has extensive experience in managing forest products companies and capital intensive industries, with strong skills in real estate development, corporate finance, executive compensation, and strategic planning.

Richard H. Sinkfield, 70, a director of the Company since 1993, is a senior partner in the law firm of Rogers & Hardin in Atlanta, Georgia, and has been a partner in the firm since 1976. He is a Trustee of Vanderbilt University and a member of the Advisory Board of the Georgia Appleseed Center for Law and Justice. He was a director of United Auto Group, Inc. (automobile retailer) from 1993 to 1999 and its executive vice president and chief administrative officer from 1997 to 1999. He was a director of Central Parking Corporation from 2000 to February 2005. He is a former director of the Metropolitan Atlanta Community Foundation, Inc. and the Atlanta College of Art, a former member of the executive board of the Atlanta Area Council of the Boy Scouts of America; and was a member of the board of governors of the State Bar of Georgia from 1990 to 1998. He has extensive experience in corporate and securities laws and corporate governance matters.

D. Michael Steuert, 64, a director of the Company since 2004, was senior vice president and chief financial officer for Fluor Corporation (engineering and construction) from 2001 until his retirement in 2012. He served as senior vice president and chief financial officer at Litton Industries Inc. (defense electronics, ship construction and electronic technologies) from 1999 to 2001 and as a senior officer and chief financial officer of GenCorp Inc. (aerospace, propulsion systems, vehicle sealing systems, chemicals and real estate) from 1990 to 1999. He also serves as Trustee of Prologis, is a director of Kurion, Inc., and was formerly a member of the National Financial Executives Institute and the Carnegie Mellon Council on finance. He has extensive executive experience in corporate finance and accounting, managing capital intensive industry operations, natural resources development and strategic planning.

Kim Williams, 57, a director of the Company since 2006, was senior vice president and associate director of global industry research for Wellington Management Company LLP (investment management) from 2001 to 2005, was elected a partner effective in 1995 and held various management positions with Wellington from 1986 to 2001. Prior to joining Wellington, she served as vice president, industry analyst for Loomis, Sayles & Co., Inc (investment management) from 1982 to 1986. She is also a director of E.W. Scripps Company, MicroVest and Xcel Energy Inc. She is a member of the Overseer Committee of Brigham and Women’s Hospital in Boston, Massachusetts and a Trustee of Concord Academy, Concord, Massachusetts. She has extensive experience in corporate finance, strategic planning and international operations.

Charles R. Williamson, 64, a director of the company since 2004 and chairman of the Board since 2009, was the executive vice president of Chevron Corporation (international oil company) from mid 2005 until his retirement in December 2005. He was chairman and chief executive officer of Unocal Corporation (oil and natural gas) until its acquisition by Chevron Corporation in 2005. He served as Unocal Corporation’s executive vice president, International Energy Operations, from 1999 to 2000; group vice president, Asia Operations, from 1998 to 1999; group vice president, International Operations from 1996 to 1997; and held numerous management jobs including positions in the United Kingdom, Thailand and the Netherlands after joining Unocal in 1977. He was a director of Unocal Corporation and former Chairman of the US-ASEAN Business Council. He is also a director and chairman of the board of Talisman Energy Inc. and a director of PACCAR Inc. He has extensive executive experience in corporate finance, management of capital intensive operations, development of natural resources, technology, international operations, strategic planning and public company executive compensation.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

DIRECTOR INDEPENDENCE; BOARD OPERATION AND LEADERSHIP

The board of directors of the Company has determined that each of the Company’s directors, with the exception of the Company’s chief executive officer, is independent within the meaning of the listing requirements established by the New York Stock Exchange. The independent directors meet during every board meeting in separate executive session without members of Company management present. The chairman of the board, who is an independent director, presides over these meetings.

The board of directors has determined that having an independent director serve as chairman of the board is in the best interest of shareholders at this time. This structure has been particularly useful as the board has considered significant changes in the Company’s portfolio and strategic direction. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the board. It also allows the board to draw on the leadership skills and business experience of two persons. In addition, this leadership structure is preferred by a significant number of the Company’s shareholders. The board believes its administration of its risk oversight function has not affected the board’s leadership structure.

RISK OVERSIGHT

The board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Company employs robust strategic planning and enterprise risk management processes. The Company has an integrated risk management process and conducts a review of risk every year and reports to the board of directors on the results of the review. This review includes an identification of specific risks, ranking of the likelihood and magnitude of effect of those risks, scenario analysis, review of risk appetite, and a review of mitigation plans. The Company analyzes risk areas that have the potential to materially affect its businesses over the long term and integrates this information into its planning and its report to the board of directors.

COMMITTEE MEMBERS AND MEETINGS

The board of directors has a number of committees that perform certain functions for the board. The current committees are the Executive Committee, Audit Committee, Compensation Committee, Governance and Corporate Responsibility Committee, and Finance Committee. The board of directors met on nine occasions in 2012. Each of the directors attended at least 75% of the total meetings of the board and the committees on which he or she served in 2012. The following table provides membership and meeting information for each of the board committees.

Name	Executive Committee	Audit Committee	Compensation Committee	Governance and Corporate Responsibility Committee	Finance Committee
Debra A. Cafaro			X		X*
Mark A. Emmert		X		X
Daniel S. Fulton	X
John I. Kieckhefer	X	X	X
Wayne W. Murdy			X*
Nicole W. Piasecki				X	X
Richard H. Sinkfield				X*	X
Doyle R. Simons			X		X
D. Michael Steuert		X*		X
Kim Williams		X	X		X
Charles R. Williamson	X
Total meetings in fiscal year 2012	0	5	4	3	10
*	Committee chairman

COMMITTEES OF THE BOARD

Each committee of the board of directors is described below. Each of the committees has adopted a charter and the current charter for each committee can be found on the Company’s website at www.weyerhaeuser.com under “Company” by clicking on the tab at the top of the page, “Investors,” and then under the “Governance” link. If you would like to receive a paper copy of any committee charter, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

Executive Committee

The board of directors has given the Executive Committee the power and authority to act for the board in the interval between board meetings, except to the extent limited by law. The chairman of the board, who is an independent director, also serves as the chairman of the Executive Committee.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. It also is responsible for the oversight of the Company’s compliance with legal and regulatory requirements and for other duties that the board or the Audit Committee chair deems appropriate. The board of directors has determined that each member of the Audit Committee is independent within the meaning of the listing requirements of the New York Stock Exchange.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets regularly with the Company’s chief accounting officer, director of internal audit, general counsel, KPMG LLP and management. The committee chair regularly meets between formal committee meetings with the Company’s chief accounting officer, director of internal audit and KPMG LLP. The committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

Compensation Committee

The Compensation Committee is responsible for

•	reviewing and approving the strategy and design of the Company’s compensation and benefits systems,
•	making recommendations to the board for incentive compensation and equity-based plans,
•	making recommendations to the board regarding the compensation of the Company’s directors and chief executive officer,
•	reviewing and approving salaries and incentive compensation of Company executive officers and certain other positions,
•	administering the Company’s stock option and incentive compensation plans,
•	selecting and regularly reviewing the peer group used for benchmarking compensation for executive officers, and
•	annually determining the independence of the Compensation Committee’s compensation consultant and whether the consultant’s work raised any conflicts of interest.

The board of directors has determined that each member of the Compensation Committee is independent within the meaning of the listing requirements of the New York Stock Exchange.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems and for annually reviewing these policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. To assist it in satisfying these oversight responsibilities, the Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. The Compensation Committee analyzed each design element and potential risk areas for each of the Company’s compensation plans and the Company’s compensation policies and practices generally. The Committee has determined that such policies and practices are well-designed overall not to encourage behaviors that would create material risks for the Company. The committee chair also regularly meets between formal committee meetings with management and the committee’s consultant.

Governance and Corporate Responsibility Committee

The Governance and Corporate Responsibility Committee takes a leadership role in shaping the governance of the Company. It provides oversight and direction regarding the functioning and operation of the board. It also recommends to the board candidates for election as directors and director candidates for election as the chairman of the board. The committee manages the processes used by the board in its self-assessment and its evaluation of the chief executive officer. The committee also provides oversight of:

•	senior management succession planning,
•	the Company’s sustainability strategy and performance,
•	environmental and safety issues at the Company,
•	ethics and business conduct of the Company,
•	political activities and governmental issues, and
•	human resources practices.

The board of directors has determined that each member of the Governance and Corporate Responsibility Committee is independent within the meaning of the listing requirements of the New York Stock Exchange. The Governance and Corporate Responsibility Committee is responsible for oversight of risks relating to management and board succession planning, the Company’s sustainability and environmental practices and policies, stakeholder responses to the Company’s ethics and business practices, the Company’s political activities and governmental policy development that could affect Company operations and strategic decisions, and employee and investor responses to the Company’s human resources practices. To satisfy these oversight responsibilities, the committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels, the employee climate, risk management activities, and non-governmental and governmental policies or proposals that could affect Company operations. Because many of these risks could have financial and reporting implications for the Company, the board and the Governance and Corporate Responsibility Committee have determined that at least one member of the committee must serve concurrently on the Audit Committee.

Finance Committee

The Finance Committee monitors and oversees the Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. The committee:

•	provides guidance to the board regarding major financial policies of the Company;
•	oversees financial matters of importance to the Company;
•	reviews with management the Company’s major financial risk exposure;
•	reviews and approves credit policies and cash management;
•	makes recommendations to the board regarding operating plans, and debt and equity programs; and
•	makes recommendations to the board regarding significant mergers, acquisitions, asset sales or purchases and other significant business opportunities.

The board of directors has determined that each member of the Finance Committee is independent within the meaning of the listing requirements of the New York Stock Exchange.

The Finance Committee is responsible for the oversight of risks related to the Company’s financial policies, material financial decisions, credit policies and ratings, compliance with the REIT asset and income rules, cash management and investment strategies, debt and equity structures, and significant business decisions. The committee satisfies this oversight responsibility through regular reports from officers of the Company responsible for each of these risk areas on matters such as the Company’s capital structure, debt levels, discussions with credit rating agencies, pension fund returns, insurance policies, cash flows and expected sources and uses of cash, and major business transactions or strategic decisions being considered. The committee also consults periodically with outside financial advisors.

Board Charter

The board of directors has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines. The Corporate Governance Guidelines establish the practices the board of directors follow with respect to board function and operation, Company operations, board organization and composition and board conduct. The Governance Guidelines are available on the Company’s website at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” and then under the “Governance” link. If you would like to receive a paper copy, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The board codified standards for directors in the board’s Corporate Governance Guidelines. These Guidelines provide that the board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Corporate Governance Guidelines also provide that at all times a majority of the board must be “independent directors” as defined from time to time by the listing requirements of the New York Stock Exchange and any specific requirements established by the board. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;
•	use his or her skills and experiences to provide independent oversight to the business of the Company;
•	participate in a constructive and collegial manner;
•	be willing to devote sufficient time to carrying out the duties and responsibilities of a director effectively;
•	devote the time and effort necessary to learn the business of the Company and the board; and
•	represent the long-term interests of all shareholders.

In addition, the board of directors has determined that the board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the board in its oversight of the Company. The board believes it should be comprised of persons with skills in areas such as:

•	finance;
•	sales and markets;
•	strategic planning;
•	development of strategies for sustainability;
•	human resources and diversity;

•	safety;
•	relevant industries, especially natural resource companies;
•	leadership of large, complex organizations;
•	legal;
•	banking;
•	government and governmental relationships;
•	international business and international cultures; and
•	information technology.

In addition to the targeted skill areas, the Governance and Corporate Responsibility Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a board, including:

•	Strategy – knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and global markets;
•	Leadership – skills in coaching senior executives and the ability to assist the CEO in his development;
•	Organizational Issues – understanding of strategy implementation, change management processes, group effectiveness and organizational design;
–	Relationships – understanding how to interact with governments, investors, financial analysts, and communities in which the Company operates;
–	Functional – understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•	Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

As part of its self-assessment process, the board annually determines the diversity of specific skills and characteristics necessary for the optimal functioning of the board in its oversight of the Company over both the short- and longer-term. The Governance and Corporate Responsibility Committee has adopted a policy regarding the director selection process. The policy requires the Committee to assess the skill areas currently represented on the board and those skill areas represented by directors expected to retire or leave the board in the near future against the target skill areas established annually by the board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the board to carry out its function. The Governance and Corporate Responsibility Committee then establishes the specific target skill areas or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in the Company’s industry, financial or technological expertise, experience in situations comparable to the Company’s (e.g. growth companies, companies that have grown through acquisitions, or companies that have restructured their asset portfolios successfully), leadership experience and relevant geographical experience. The effectiveness of the board’s diverse mix of skills and experiences is considered as part of each board self-assessment.

Identifying and Evaluating Nominees for Directors

The Governance and Corporate Responsibility Committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the mix of skills and industries currently represented on the board, whether any vacancies on the board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the board self-assessment process that could improve the overall quality and ability of the board to carry out its responsibilities. In the event vacancies are anticipated, or arise, the Governance and Corporate Responsibility Committee considers various potential candidates for director. Candidates may come to the attention of the committee through current board members, professional search firms, shareholders or other persons. The committee or a subcommittee may interview potential candidates to further assess the qualifications possessed by the candidates and their ability to serve as a director. The committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the board for election at the next annual meeting of shareholders.

Shareholder Nominees

The Governance and Corporate Responsibility Committee will consider nominees for the board of directors recommended by shareholders. If a shareholder wishes to recommend a nominee, he or she should write to the Governance and Corporate Responsibility Committee, care of Claire

S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P. O. Box 9777, Federal Way, WA 98063-9777, specifying the name of the nominee and the nominee’s qualifications for membership on the board of directors. All recommendations will be brought to the attention of and be considered by the Committee.

SHAREHOLDER/INTERESTED PARTY COMMUNICATIONS

Communications may be addressed to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P. O. Box 9777, Federal Way, WA 98063-9777 marked to the attention of the board or any of its committees, the independent directors or individual directors. Communications also may be sent by email to CorporateSecretary@Weyerhaeuser.com.

ANNUAL MEETING ATTENDANCE

The directors are expected to attend the Company’s annual meetings, if possible. All of the directors attended the 2012 annual meeting.

DIRECTORS’ COMPENSATION

The following table shows the annual compensation of our non-employee directors for 2012, which consisted of annual retainer fees paid in cash, including amounts associated with chairing board committees, and restricted stock unit awards (“RSUs”). All values are reported in U.S. dollars.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Debra A. Cafaro (4)	80,000	90,000	170,000
Mark A. Emmert	70,000	90,000	160,000
Richard H. Sinkfield (3)(4)	80,000	90,000	170,000
John I. Kieckhefer (3)	70,000	90,000	160,000
Wayne W. Murdy (4)	80,000	90,000	170,000
Nicole W. Piasecki (3)	70,000	90,000	160,000
Doyle R. Simons (3)	58,333	75,000	133,333
D. Michael Steuert (3)(4)	80,000	90,000	170,000
Kim Williams	70,000	90,000	160,000
Charles R. Williamson	150,000	150,000	300,000

(1)	The amounts in this column reflect director compensation earned and paid in cash, including amounts voluntarily deferred under our Fee Deferral Plan for Directors. Of the amounts of compensation earned, the following directors elected to defer fees into the Weyerhaeuser common stock fund under our Fee Deferral Plan for Directors and were credited with the following common stock equivalent units: Mr. Kieckhefer, $70,000 or 3366 units; Mr. Simons, $58,333 or 2634 units; Mr. Steuert,
$80,000 or 3847 units, Ms. Williams, $70,000 or 3366 units; and Mr. Williamson, $150,000 or 7213 units. Amounts deferred into the common stock fund will be repaid following the Director’s termination of service in the form of shares of the Company’s common stock.

(2)	The amounts in this column reflect the grant date fair value of director compensation earned and paid in the form of RSUs, including RSUs voluntarily deferred under our Fee Deferral Plan for Directors. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, and is based on a grant date that is the date of the Company’s annual meeting for each director other than Mr. Simons and June 29, 2012 for Mr. Simons. The number of RSU’s awarded is based on the amount of the fees divided by the average of the high and the low price of the Company’s common stock on the date of grant as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The average of the high and low price on April 12, 2012 was $20.795. Each of the directors other than the chairman of the board received $90,000 of RSUs in April 2012 or 4328 RSUs. Mr. Williamson, as chairman of the board, received $150,000 of RSUs or 7213 RSUs. Mr. Simons, who was appointed to the board of directors on June 29, 2012, received $75,000 of RSUs at a price of $22.140, or 3388 RSUs.

(3)	For 2012 of the number of RSUs earned, the following directors chose to defer the RSUs into the Weyerhaeuser common stock fund under our Fee Deferral Plan for Directors and were credited with the following common stock equivalent units: Mr. Kieckhefer, 4,328 units; Ms. Piasecki, 4,328 units; Mr. Simons, 3,388 units; Mr. Sinkfield, 4,328 units; and Mr. Steuert, 4,328 units. Amounts deferred into the common stock fund will be repaid following the Director’s termination of service in the form of shares of the Company’s common stock.

(4)	As chair of the various committees of the board of directors, the following directors received additional compensation of $10,000 during 2012: Mr. Sinkfield, Governance and Corporate Responsibility Committee chair; Ms. Cafaro, Finance Committee chair; Mr. Steuert, Audit Committee chair; and Mr. Murdy, Compensation Committee chair.

Non-Employee Director Compensation Program for 2012

The board believes that the level of non-employee director compensation should be based on board and committee responsibilities and be competitive with comparable companies. In addition, the board believes that a significant portion of non-employee director compensation should align director interests with the long-term interests of shareholders. As a result, in 2012, continuing non-employee directors, other than the chairman of the board, were compensated by:

•	a base annual retainer fee of $160,000, of which $90,000 was paid in the form of restricted stock unit awards (“RSUs”) and $70,000 was paid in cash; and

•	an additional cash annual retainer fee of $10,000 for each committee chair.

The independent director serving as chairman of the board received an annual retainer of $300,000 of which $150,000 was paid in RSUs and $150,000 was paid in cash.

Directors who are appointed to fill a vacancy on the board are paid a pro rata amount of the annual retainer immediately following the effective date of the director’s appointment. Mr. Simons, who was appointed to the board effective June 29, 2012, received a pro rata amount of $133,333, of which $75,000 was paid in the form of RSUs and $58,333 was paid in cash.

Annual Board Retainer Cash Fees

In 2012, each non-employee director elected to the board at the April shareholders’ meeting received a cash annual board retainer fee of $70,000 per year. Non-employee directors who serve as chairs of committees received an additional retainer fee of $10,000. No additional fees are paid for attending board or committee meetings. All retainer fees are paid annually, immediately following the annual shareholders’ meeting. Directors who are appointed to fill a vacancy on the board are paid a pro rata amount of the annual retainer immediately following the effective date of the director’s appointment. Mr. Simons, who was appointed to the board effective June 29, 2012, received a pro rata amount of $58,333 for the year. The Company reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with their services. Compensation also is available for extended travel on board business at the request of the board or a committee of the board at the rate of $2,000 per day, including travel days and work days. Directors who also are employees of the Company do not receive compensation for their service on the board or any committees.

Retainer Equity Awards

In 2012, each non-employee director elected to the board at the April shareholders’ meeting received $90,000 of the annual board retainer fee in the form of RSU’s, with the number of RSU’s determined by dividing the dollar amount of the retainer equity award by the average of the high and the low price of Weyerhaeuser Company’s common stock on the date of grant as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. For April 2012 awards, the average of the high and low price of the Company’s common stock on the date of grant was $20.795, which resulted in a grant of 4,328 RSUs for each of the directors and 7,213 for the chairman of the board. Mr. Simons, who was appointed to the board effective June 29, 2012 received a pro rata amount of $75,000 and was granted 3,388 RSUs at an average price of $22.14. These RSU’s vest over one year and will be settled in shares of the Company’s common stock at the one-year anniversary of the date of grant. The RSU’s are forfeitable during that one-year vesting period, though Directors who leave the Board during the year receive a pro-rata number of shares on the settlement date. RSU’s granted to the Directors are credited with dividends during the one-year vesting period. As the RSU’s vest, dividends credited to the RSUs similarly vest. If any RSU’s are forfeited, dividends related to the forfeited shares also are forfeited.

The amount reported in the Stock Awards column for each director is the dollar value of the RSUs awarded in 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 17 of “Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K.”

Deferral Option for Cash Retainer

Directors also may choose to defer some or all of the annual cash retainer. A Director who chooses to defer some or all of the cash retainer has the option of deferring the designated amount into the stock equivalent units account or into the interest-bearing account under the Fee Deferral Plan for Directors. The number of stock equivalent units credited to a Director’s account will be determined by dividing any cash being deferred into stock equivalent units by the average of the high and the low price of the Company’s common stock on the date of grant. Deferred stock equivalent units will be paid at the end of the deferral period, but no earlier than the Director’s separation from service, in the form of shares of the Company’s common stock. Amounts deferred into the interest-bearing account will be paid at the end of the deferral period, but no earlier than the Director’s separation from service, in cash.

Deferral Option for Retainer Equity Awards

Directors may choose to further defer receipt of some or all of their vested RSUs by completing a deferral election form by the end of the year before the grant would be made – that is, by the end of 2011 for 2012 grants. Any deferred RSU’s are deferred into stock equivalent units under the Fee Deferral Plan for Directors. RSU’s deferred into stock equivalent units are paid at the end of the deferral period, but no earlier than the Director’s separation from service, in the form of shares of the Company’s common stock. During the deferral period, stock equivalent units are credited with dividends, which are paid along with the deferred shares at the end of the deferral period in the form of shares of the Company’s common stock.

Share Ownership Guidelines for Directors

The board of directors has adopted share ownership guidelines under which directors are obligated to own shares of Weyerhaeuser common stock valued at five times their cash compensation. Until that ownership requirement has been satisfied, a Director may sell RSU’s that vest to pay the taxes due upon vesting, but must hold 100% of the net shares granted to him or her. Shares or cash retainer fees deferred into stock equivalent units under the Fee Deferral Plan for Directors are counted for purposes of determining whether a director has satisfied the share ownership requirement. The Compensation Committee annually reviews the compliance of the directors with the share ownership guidelines.

Director Compensation Review Practices

The Compensation Committee is responsible for annually reviewing the Company’s non-employee director compensation practices in relation to comparable companies. Any changes to be made to non-employee director compensation practices must be recommended by the Compensation Committee for approval by the board.

BENEFICIAL OWNERSHIP OF COMMON SHARES

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows as of January 3, 2013 the number of common shares of the Company that each director, each named executive officer and the directors and executive officers as a group, have the power to vote or cause disposition of the shares. Percentages of total beneficial ownership have been calculated based upon the total number of common shares outstanding as of December 31, 2012.

Name of Individual or Identify of Group	Voting and or Dispositive Powers (number of common shares) (1)(2)(3)(4)(5)(6)	Percent of Class (common shares)	Common Stock Equivalent Units (7)
Patricia M. Bedient	653,693	*	75,743
Debra A. Cafaro	4,413	*	44,095
Lawrence B. Burrows	216,229	*	—
Mark A. Emmert	4,818	*	18,983
Daniel S. Fulton	2,358,750	*	76,843
Thomas F. Gideon	576,886	*	15,927
John I. Kieckhefer	7,937,918	1.5	131,557
Wayne W. Murdy	13,274	*	17,054
Peter M. Orser	89,746	*	—
Nicole W. Piasecki	249,355	*	41,507
Doyle R. Simons	328	*	6,093
Richard H. Sinkfield	1,351	*	58,519
D. Michael Steuert	—	*	54,072
Kim Williams	4,413	*	43,616
Charles R. Williamson	7,354	*	101,643
		*
		*
		*
Directors and executive officers as a group (20 persons)	12,971,804	2.4	717,316

*	Denotes amount is less than 1%

(1)	Includes the number of shares that could be acquired within 60 days of January 3, 2013 pursuant to outstanding stock options, as follows: Ms. Bedient, 571,714 shares; Mr. Burrows, 146,512 shares; Mr. Fulton, 2,062,725 shares; Mr. Gideon, 482,779 shares; Mr. Orser, 62,665 shares; and of the executive officers as a group, 3,999,309 shares.

(2)	Includes the number of restricted stock units that vest within 60 days of January 3, 2013 as follows: Ms. Bedient, 19,921 shares; Mr. Burrows, 6,345 shares; Mr. Fulton, 85,176 shares; Mr. Gideon, 23,392 shares; Mr. Orser, 5,962 shares; and of the executive officers as a group, 182,693 shares.

(3)	Includes the number of performance share units that vest within 60 days of January 3, 2013 as follows: Ms. Bedient, 16,006 shares; Mr. Burrows, 15,005 shares; Mr. Fulton, 64,023 shares; Mr. Gideon, 17,523 shares; Mr. Orser, 7,266 shares, and of the executive officers as a group, 152,935 shares.

(4)	Includes shares for which certain of the directors and nominees share voting and dispositive powers with one or more other persons as follows: Mr. Kieckhefer, 5,647,795 shares; and Ms. Piasecki, 212,942 shares.

(5)	Beneficial ownership of some of the common shares is disclaimed by certain of the persons listed as follows: Mr. Kieckhefer, 6,967,144 shares; Mr. Murdy, 255 shares; Ms. Piasecki, 283,726 shares; and Mr. Simons, 328 shares.

(6)	Includes RSUs granted to the directors April 12, 2012 that will vest and be payable on April 12, 2013 in shares of the Company’s common stock, along with the dividends credited to those shares as of February 15, 2013, as follows: Ms. Cafaro, 4,413 shares; Mr. Emmert, 4,413 shares; Mr. Murdy, 4,413 shares; Ms. Williams, 4,413 shares; and Mr. Williamson, 7,354 shares.

(7)	Common stock equivalent units held as of December 31, 2012 under the Fee Deferral Plan for Directors or under the Incentive Compensation Plan for Executive Officers. In connection with an amendment to the Fee Deferral Plan for Directors, the common stock equivalent units will be repaid to the director at the end of the deferral period in the form of shares of Company common stock.

OWNERS OF MORE THAN 5%

The following table shows the number of common shares held by persons known to the Company to beneficially own more than five percent of its outstanding common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (common shares)
Capital World Investors (1)	43,272,501	8.0%
333 South Hope Street Los Angeles CA 90071
T. Rowe Price Associates, Inc. (2)	29,609,197	5.4%
100 E. Pratt street Baltimore MD 21202
BlackRock, Inc. (3)	40,611,328	7.5%
40 East 52nd Street New York NY 10022

(1)	Based on a Schedule 13G dated February 13, 2013 in which Capital World Investors, a division of Capital Research and Management Company, reported that as of December 31, 2012 it had sole voting power over 43,272,501 shares and sole dispositive power over all 43,272,501 shares. Capital World Investors disclaims beneficial ownership of all of the shares.

(2)	Based on a Schedule 13G dated February 11, 2013 in which T. Rowe Price Associates, Inc. reported that as of December 31, 2012 it had sole voting power over 9,798,145 shares and sole dispositive power over 29,609,197 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all the shares.

(3)	Based on a Schedule 13G/A dated February 8, 2013 in which BlackRock, Inc. reported that as of December 31, 2012 it had sole voting and dispositive power over all 40,611,328 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to send reports of their ownership of Weyerhaeuser stock and of changes in such ownership to the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Based solely on the Company’s review of the copies of such reports it has received, the Company believes that all its directors and officers filed all such reports on a timely basis with respect to transactions during 2012.

COMPENSATION DISCUSSION &

ANALYSIS (CD&A)

EXECUTIVE SUMMARY

Major business, compensation and corporate governance practices of the Company discussed in this CD&A are highlighted below. The Compensation Committee continues to refine the Company’s executive compensation structure and processes, consistent with evolving governance practices and shareholder views. Compensation and governance practices implemented in recent years include the following:

Business Highlights

•

Weyerhaeuser has significantly changed its asset portfolio in recent years, decreasing its emphasis on being an integrated forest products company and focusing more on its core timberlands assets. As a result, the Company’s businesses became increasingly dependent on the housing industry, which has faced unprecedented challenges for several years. Consequently, the Company incurred significant losses in 2008 and 2009 and its businesses continue to operate in difficult markets.

•

To address the Company’s poor financial performance, management closed or indefinitely curtailed a number of facilities, restructured businesses, sold non-strategic facilities and businesses, reorganized the Company’s support functions, reduced the number of employees and decreased the Company’s SG&A.

•

The board of directors determined that electing to be taxed as a real estate investment trust (“REIT”) would be in the best interest of shareholders. Management led a two-year effort to convert the Company to a REIT, the last major step being the distribution to shareholders of $5.6 billion in dividends in 2010. The Company began operating as a REIT in 2010 and elected to be taxed as a REIT in 2011 when it filed its federal tax returns for fiscal 2010.

•

Under management’s leadership, the Company returned to profitability in 2010 and generated strong cash flow, finishing 2010 with $1.5 billion of cash and cash equivalents and continuing a strong cash position through 2012.

•	The company’s profitability and strong cash position enabled the Company to invest in its businesses, decrease its debt level by more than $500 million, and distribute dividends to shareholders.

•	Shareholder dividends were increased during 2012 by 13%.
•	Under management’s leadership, total shareholder returns were 43.5% in 2009, 17.3% in 2010, 1.7% in 2011 and 53.1% in 2012.

Compensation Highlights

•

The Compensation Committee redesigned the Company’s annual and long-term incentive programs effective for 2010 and 2011 to give employees a clearer view of the effect of their business improvement efforts on their compensation, and tie incentive compensation more clearly to the achievement of strategic goals.

•

The Board of Directors considered the CEO’s performance in 2009 through 2011 to be very strong, but because of the Company’s continued challenges, the CEO asked the Compensation Committee to not recommend an increase in his base salary in either 2009 or 2010. His salary was increased by approximately 12% in 2011 in recognition of his leadership and to bring his salary closer to the median. In 2012, because of continuing challenges for the Company, the CEO again asked the Compensation Committee to not recommend an increase in his base salary.

•

Short-term incentive programs are funded based primarily on the absolute financial performance of each individual business and partly based on the performance of the business against certain pre-approved metrics, such as competitive performance, financial measures and performance against strategic goals. Based on their absolute financial performance and performance against their business metrics, the Timberlands plan funded at 0.69 times target, the Cellulose Fibers’ plan funded at 1.06 times target, the Wood Products plan funded at 1.10 times target, the WRECO plan funded at 1.13 times target, and the pool for non-embedded staff funded at 0.94 times target.

•

After several years of significant losses for the Company, during which no bonuses were paid to executives under the Company’s short-term incentive plan; long-term incentive grants in the form of performance shares did not pay out; and salaries and the Company’s 401(k) plan contributions for executive officers were frozen, the Company returned to profitability in 2010 and remained profitable in 2011 and 2012. Because of the improved performance, the executive officers named in the compensation tables received a range of annual incentive payments from 76% to 164% of target levels for 2012.
•

Long-term incentive grants for executive officers in 2012 included a mix of forms of equity, with 50% of the value of the award granted as performance share units, 25% of the value granted as stock options and 25% of the value granted as restricted stock units.

•

Performance share units granted in 2012 are earned based on the Company’s performance against cash flow targets for 2012 and relative total shareholder return over a two-year period, with 50% of the shares earned vesting over an additional two-year period. For performance units granted in 2011, the Company exceeded the 2011 cash flow target and ranked above the top 75th percentile with regard to total shareholder return for 2011 and 2012. As a result, the named executive officers earned 126% of their 2011 target grants. 50% of the shares earned will vest and be payable to the officers in 2013 and the remaining 50% will vest and become payable in 2014 and 2015.

Governance Highlights

•	The CEO has no employment contract.
•	The Company does not provide tax gross-ups.
•	Severance and equity vesting occur only on a “double trigger” basis in the Company’s change-in-control plans.
•	The Company has minimal executive perquisites.
•

The Company has increased officer stock ownership guidelines to five times salary for the CEO and three times salary for executive vice presidents and requires senior officers who are not in compliance with the guidelines to hold 75% of their net shares remaining after vesting of restricted stock and earn-out of performance shares.

•	The Company implemented a compensation recovery or “claw back” policy.
•	The Company adopted a policy prohibiting hedging of company stock by Directors and officers.
•	The Compensation Committee engaged F.W. Cook, an independent consultant who does no other work for the Company.
•	The board of directors approved stock ownership guidelines for directors of five times their annual cash fees.
•	Directors are elected annually and must receive a majority of votes cast.
•	The board elected an independent director as chairman.

•	Supermajority voting provisions were eliminated.
•	Shareholders owning at least 25% of the outstanding common shares have the right to call special shareholder meetings.

Compensation Philosophy and

Approach

Weyerhaeuser uses a compensation approach for its named executive officers that is designed to achieve several key objectives, including:

•	focusing decision-making and behavior on goals that are consistent with the overall business strategy,
•	reinforcing a pay-for-performance culture, and
•	allowing the Company to attract and retain employees with the skills critical to the Company’s long-term success.

To achieve these objectives, Weyerhaeuser uses a mix of base pay, incentive opportunities (short and long-term), and other benefits and rewards intended to be competitive in the market, while concentrating a majority of the executives’ reward opportunities in at-risk incentive pay. The design of the compensation program is intended to support the Company’s overall business objectives and to increase long-term shareholder value.

The Company considered the most recent shareholder advisory vote on executive compensation required by the proxy rules in reassessing these compensation policies and its compensation decisions and believes shareholders support the Company’s approach and actions. The Company intends to continue to seek shareholder guidance on executive compensation through an annual say-on-pay vote.

COMPENSATION PHILOSOPHY AND PRINCIPLES

Weyerhaeuser’s compensation philosophy is to motivate and reward employees for performance that will result in superior financial results and create long-term value for shareholders.

The following key compensation principles guide the design and administration of the Company’s overall compensation program:

•	clearly communicate the desired behavior and use incentive pay programs to reward the achievement of performance goals;
•	maintain total compensation opportunities at market competitive levels;
•	provide a broad range of payout opportunities based on performance; and
•	design simple pay programs to control costs and ensure employee understanding.

Total Compensation

To provide a competitive overall compensation and benefits package that is tied to creating shareholder value and supports the execution of its business strategies, Weyerhaeuser uses a range of components. The combination and the amount of each is influenced by the role of the person in the Company, market surveys, and the total value of all the compensation and benefits and perquisites available to the person. The compensation program for executive officers is comprised of:

•	base salary;
•	annual cash incentives;
•	long-term incentives, consisting of a mix of performance share units, stock options and restricted stock units;
•	retirement benefits; and
•	medical and other benefits.

Performance Management

Weyerhaeuser’s policy is to provide rewards for the achievement of specific performance goals. The Company uses an annual Performance Management Process (“PMP”) for its employees to assess individual performance. In the PMP process, each employee, including each of the named executive officers, establishes his or her performance goals at the beginning of the year in consultation with the employee’s manager. The CEO’s performance goals are approved by the board of directors. These performance goals, against which performance is assessed multiple times during the year, include a broad spectrum of metrics, such as safety results for the business or function, financial and operating results, strategy, competitive performance, diversity accomplishments, talent development, corporate responsibility, and customer value delivery. At the end of the year, the employee’s performance is assessed against these multiple goals, which results in an aggregate ranking of “exceeds,” “achieves” or “below.” The Compensation Committee and the board of directors review the CEO’s performance against his goals at least twice a year. The overall ranking is one factor in decisions regarding compensation.

Key performance goals for 2012 were principally in the areas of: cash flow generation, total shareholder returns, manufacturing excellence, relative competitive performance, strategic priorities, safety, workforce effectiveness, and people development. The CEO’s key performance goals for 2012 were in the areas of senior leader succession, implementation of strategic priorities, Company growth, earnings improvement, and safety. For 2012 compensation decisions, each of the named executive officers was deemed to have performed at the level of “achieves” or above in relation to his or her goals.

Variable Pay at Risk

The percentage of an employee’s compensation opportunity that is fixed instead of variable is based primarily on the employee’s role in the Company. In general, employees with more ability to directly influence overall Company performance have a greater portion of pay at risk through short- and long-term incentive programs. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their compensation opportunity allocated to long-term incentives. Typically, approximately 51% of target total compensation opportunity for these executive officers is in the form of long-term incentives. In 2012, 64% of target total compensation for the named executive officers was at risk. 82% of the aggregate target incentive compensation was at risk based on the performance of the business or the Company and the executive officer (see chart below).

Variable Pay at Risk

Forms of Long-Term Incentive Compensation

During 2010, the board of directors completed its analysis of the Company’s strategy and structure and determined that electing to be taxed as a REIT would be in the best interest of shareholders. The Company began operating as a REIT and elected to be taxed as a REIT in 2011 when it filed its federal tax return for fiscal 2010. During 2010, the Compensation Committee reviewed and redesigned the Company’s long-term incentive program to be more consistent with a REIT structure and to provide a stronger linkage of pay for performance. For grants made in 2012, the long-term incentive program for senior officers, including the named executive officers, included a mix of forms of equity, with 50% of the value of the award granted as performance share units, 25% of the value granted as stock options and 25% of the value granted as time-vested restricted stock units. This mix puts more compensation at risk for senior executives and provides for greater rewards if superior performance is generated. To recognize the differences between the forest products business and the homebuilding subsidiaries, senior management of WRECO, including a named executive officer, also participated in a cash long-term incentive plan more aligned with the direct financial results of the homebuilding subsidiaries.

Market Positioning

The Company establishes competitive compensation levels based on market reviews and then designs its pay program to focus executive officers on meeting Company performance objectives. Weyerhaeuser’s strategy is to set total compensation and benefit levels at the median range of market pay and benefit levels. Each component of total compensation and other benefits is intended to be consistent with market practices as established by the peer group outlined below to help the Company attract and retain executives with the skills needed in Weyerhaeuser’s businesses.

Weyerhaeuser regularly reviews market compensation levels to determine whether total compensation for its employees remains in the targeted median pay range and makes adjustments when needed. This assessment includes evaluation of base salary, annual incentive opportunities and long-term incentives. In addition, rewards such as health benefits and retirement programs regularly are assessed relative to the market. The Company also reviews the competitive performance of its peers to establish performance targets for incentive plans and to assess appropriate payout levels for performance. For 2012, total target compensation for the named executive officers other than the CEO was in the market median range for similarly situated executive officers in the competitive market. Actual cash compensation received was below the competitive market range for the CEO, and in the market median range for Ms. Bedient, and Messrs. Burrows, Gideon and Orser. For 2012, Mr. Fulton’s base salary, target annual cash compensation, and actual cash compensation were below the market median range. The grant-date fair value of long-term incentives to Mr. Fulton was at the median range, resulting in target and actual total direct compensation below the median range. (See “Compensation Components” for details.)

Peer Group

For compensation decisions made in 2012, the Compensation Committee used a group of companies for comparison of executive officer compensation comprised the following broad group of basic materials companies and REITs:

Company	Revenue(1) ($MM)	Market Cap(2) ($MM)
Air Products & Chemicals, Inc.	$9,703	$17,934
Allegheny Technologies Incorporated	$5,183	$5,084
Ashland, Inc.	$6,999	$4,465
AvalonBay Communities, Inc.	$974	$12,418
Boston Properties, Inc.	$1,850	$14,726
Celanese Corporation	$6,763	$6,911
CF Industries Holding, Inc.	$6,098	$9,616
Cliffs Natural Resources Inc.	$6,794	$8,917
Domtar Corporation	$5,612	$3,025
Eastman Chemical Company	$7,178	$5,374
Equity Residential	$1,997	$16,917
Huntsman Corporation	$11,221	$2,378
International Paper Company	$26,034	$12,938
MeadWestvaco Corporation	$6,060	$5,114
Nucor Corporation	$20,024	$12,532
Plum Creek Timber Company, Inc.	$1,223	$5,908
Potlatch Corporation	$497	$1,250
PPG Industries, Inc.	$14,885	$12,893
Rayonier Inc.	$1,489	$5,437
Rock-Tenn Company	$6,906	$4,109
United States Steel Corporation	$19,884	$3,810
Vornado Realty Trust	$3,208	$14,180
75th Percentile	$9,072	$12,803
50th Percentile	$6, 430	$6,409
25th Percentile	$2,299	$4,620
Weyerhaeuser	$6,216	$10,030
(1)	4Qs of revenue closest to 2011 calendar year

(2)	As of 12/31/2011

In addition to reviewing the current pay practices of these peers, the Compensation Committee reviews various pay surveys, including surveys of pay practices of forest products companies and comparably-sized manufacturing companies and general industry data for similar size companies. The peer group and survey data generally are weighted into a market composite based on equal weighting between the data sources, though the Compensation Committee may review the data separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.

NAMED EXECUTIVE OFFICERS

For purposes of this Compensation Discussion and Analysis, the Company’s named executive officers are the following persons:

•	Daniel S. Fulton, president and chief executive officer;
•	Patricia M. Bedient, executive vice president and chief financial officer;
•	Lawrence B. Burrows, senior vice president Wood Products;
•	Thomas F. Gideon, executive vice president Timberlands; and
•	Peter M. Orser, president Weyerhaeuser Real Estate Company

COMPENSATION COMPONENTS— DETERMINATION OF COMPENSATION

Base Salary

Salaries are provided to employees as compensation for basic services to the Company and to meet the objective of attracting and retaining the talent needed to run the business. Salaries provide a consistent cash flow to employees assuming acceptable levels of performance and ongoing employment. To control fixed costs while still enabling the Company to attract critical talent, Weyerhaeuser targets base salaries at the median level among the companies described above. Increases in salaries generally are based on the market level salary for the role in which the executive serves, individual PMP assessments, overall Company budgets and specific talent needs. Base salaries for the named executive officers in

2012 are listed in the following table. Because of the Company’s continued challenges and despite the fact that the Compensation Committee viewed Mr. Fulton’s performance as very strong, Mr. Fulton asked the Compensation Committee to not recommend an increase in his base salary to the board. The Compensation Committee and the board agreed. Messrs. Burrows and Orser received increases in base salary to bring their pay levels up to the median range. Ms. Bedient and Mr. Gideon did not receive increases because their base salaries were already slightly above the median range.

Executive Officers in	Percent Increase	New Base Salary
D.S. Fulton	0.0%	$900,000
P.M. Bedient	0.0%	$600,000
L.B. Burrows	2.5%	$538,000
T. F. Gideon	0.0%	$600,000
P.M. Orser	4.0%	$520,000

These pay levels generally positioned the executive officers at or slightly above the median range of the market for 2012, except for Mr. Fulton whose compensation is below market median. The above-market positioning is due to the reduction in the size of the Company following recent portfolio changes and a change in the peer group. However compensation has been structured to generally position the executive officers at median for total compensation.

Short-Term Incentive Plans

The Company has two short-term incentive plans, both of which are cash bonus incentive plans designed to focus executive officers and other participants on maximizing efficiency and generating strong financial performance. Salaried employees of the corporate and forest products segments, including executive officers, participate in the Annual Incentive Plan (“AIP”). Employees of the Company’s real estate development subsidiaries, including the WRECO president, participate in the WRECO Short-Term Incentive Plan (“STIP”). Each position in the Company is assigned a target bonus opportunity under the employee’s respective short-term incentive plan reflecting competitive practices in the market for similar positions. Both the AIP and the STIP are funded based on achieving pre-established financial performance targets, though the principal financial performance metric used in each plan is different because each plan uses the standard performance metric typically used by each of the industries. The AIP is funded based on the Company’s return on net asset (“RONA”) performance. Funding for the STIP is based on return on investment (“ROI”). The plans are funded based partly on the performance of each business against the RONA or ROI targets and partly against targets set annually by the Compensation Committee. Bonuses are awarded to individual employees based on the level of plan funding and the person’s performance against his or her PMP goals. In general, executive officers with a PMP rating of “achieves” receive an award at or near their funding-adjusted individual target level.

AIP Performance Measure and Plan Mechanics

The AIP is an annual cash bonus plan focused on the performance of the businesses in the Company’s Timberlands, Wood Products and Cellulose Fibers segments (the “Forest Products” segments). The Company’s businesses tend to be cyclical and influenced by separate factors, highlighting the need to view each of the Company’s businesses separately. The AIP is designed to be easy for employees to understand and give them a clear view of the effect of their business improvement efforts on their compensation.

Funding for the AIP is primarily (80%) based on the absolute RONA of the businesses for the fiscal year. RONA is defined as earnings before interest and taxes (“EBIT”) divided by average net assets. For purposes of determining RONA, net assets equals total assets, less cash and short-term investments, consolidated assets from special purpose entities, accounts payable, and accrued liabilities other than income taxes payable. RONA is used as the performance measure given its strong link over time to total shareholder return in the basic materials sector and for Weyerhaeuser. The use of this measure is intended to focus participants on generating profitability, both through increasing revenues and controlling costs. In addition, use of this measure reinforces the importance of making capital investments that will improve the Company’s overall returns. The Compensation Committee has discretion to adjust the earnings used in the RONA calculation for special items as appropriate. In 2012, gains from sales of non-strategic assets and on post-

retirement plan amendments, as well as charges for impairments and restructurings, were excluded.

Part of the funding for the AIP (20%) is based on the performance of each business against certain business metrics approved in advance by the Compensation Committee (the “business scorecard”). The business scorecard metrics are in areas such as financial and competitive performance, cash generation, performance against strategic goals, and safety. Funding for performance against the business scorecard metrics is capped at target or below by various factors, such as the failure to achieve profitability, and may be modified by the safety performance of the business.

Employees of businesses in the Forest Products segments, including the executive officer leading a segment and any staff function employee who works only in that business’s facilities or substantially in support of that business, receive bonuses based on the performance of the business against its RONA targets and business scorecard metrics, modified by the performance of the individual employee against his or her performance goals. Other staff function employees receive annual bonuses based on the actual funding of the AIP for the Timberlands, Wood Products, Cellulose Fibers and WRECO segments modified by the performance of the individual employee against his or her performance goals. This funding mechanism is designed to focus support staff efforts on helping all the businesses to be successful.

AIP RONA Target Setting

Business performance targets required to be met by the businesses to fund 80% of their AIP are established by the Compensation Committee at the beginning of each plan year and are not subject to adjustment by Company management. The Compensation Committee determines the level of RONA performance necessary for funding the threshold, target and maximum levels, which represent 20%, 100% and 200% of target funding levels. If the segment’s RONA performance is below the threshold, the funding level for this portion of the AIP is 0%.

These targets are established based on a variety of factors.

•	The amount required to fund the Company’s dividend is an important factor in establishing the threshold level.
•	The cost of capital for each segment, near-term outlook, and competitive position influences the level set for target funding.
•	Internal benchmarks of outstanding performance influence the level set for maximum funding.

AIP funding:

•	for each of the businesses is based 80% on the RONA achieved by the business, and
•	for the CEO is based 80% on the achievement of Company RONA targets.

For 2012, the Compensation Committee set RONA funding levels for the businesses and the Company at the following levels:

RONA Performance for AIP Funding

	Threshold (20% Target Funding)	Target (100% Target Funding)	Above Target (150% Target Funding)	Maximum (200% Target Funding)
Timberlands	6%	9%	12%	17%
Wood Products	6%	10%	15%	20%
Cellulose Fibers	6%	10%	15%	20%
Overall Company (for CEO’s AIP)	6%	10%	15%	17%

Different levels were used for funding at target or above for the Timberlands sector because of the long-term nature of the Timberlands asset, the nature of its returns and a difference in its cost of capital.

AIP Funding for the Business and Staff Plans

For 2012, based 80% on the RONA achieved by the businesses and 20% on their performance against their business scorecard metrics, the AIP funding for the businesses and non-embedded staff was as follows:

AIP Plan Funding

	RONA	Business Scorecard Metrics	AIP Funding Multiple
Timberlands	7.1%	High Achieves	0.69
Wood Products	10.0%	High Achieves	1.10
Cellulose Fibers	10.1%	Achieves	1.06
WRECO	8.5%	High Achieves	0.93
Staff – Non-embedded	n/a	n/a	0.94

The total Company RONA was 7.5%, so the RONA portion of the AIP funded at 50% for the CEO.

WRECO STIP

Employees of the Company’s homebuilding subsidiaries, including the WRECO president, participate in the STIP and are not eligible to participate in any other annual incentive plan offered by the Company. Funding for the STIP is based 60% on WRECO’s absolute ROI, 20% on the competitive ROI ranking and 20% based on performance against a set of business metrics. ROI, which is the financial performance metric typically used in the homebuilding industry, is defined as WRECO annual earnings before interest expense, capitalized interest amortized to cost of sales and taxes, divided by a five-quarter average of Invested Capital. Invested Capital is defined as total assets, less non-interest bearing liabilities and capitalized interest. ROI is used as the measure to focus participants on achieving top quartile competitive performance.

The ROI targets established for each plan year are approved by the Company’s CEO and the Compensation Committee. The minimum ROI threshold to fund the absolute and relative competitive ranking components of the STIP in 2012 was 6%. The amount required to fund the Company’s dividend is an important factor in establishing the threshold level. This level also aligns with the minimum RONA funding levels in the AIP. Target funding was set at 14%, which approximates WRECO’s cost of capital. The threshold competitive ROI ranking required to fund that component of the STIP in 2012 was a median competitive ranking. The business metrics used for 2012 funding focused on unit sales, single-family net margin, competitive ranking, and cash generation. The resulting funding multiple from all components of the plan may not exceed 460% of target.

WRECO STIP Performance Target Setting and Plan Mechanics

At the beginning of the year, STIP participants are assigned a target bonus that reflects competitive practices in the market for similar positions. Bonus opportunities range from 0% to 460% of the target incentive value based on the participant’s performance against the performance metrics with final awards approved by the Company CEO and the Compensation Committee. Award amounts in excess of 300% of target are automatically deferred for a minimum of two years. The Compensation Committee may recover reasonable amounts from this holdback amount if appropriate due to a restatement of income for the plan period or a material adjustment to income for the plan period in subsequent years. For 2012, the absolute ROI was above the threshold, competitive ROI ranking was near maximum and performance against business metrics was above target performance levels. As a result, the STIP funded at 1.13 times target for the WRECO President.

Bonus Opportunities Under the AIP and STIP

At the beginning of the year, each position in the Company, including executive positions, was assigned a target bonus opportunity that reflected competitive practices in the market for similar positions. Targets for the named executive officers ranged from 75% to 125% of base pay. Payment of target bonus amounts was not guaranteed, but had to be earned based on the funding processes described for each plan above. The opportunity for each executive officer ranged from 0% to 300% of the target incentive value. Targets set for the CEO and the named executive officers were based on competitive market practices and designed to focus the executive on the goal of improved operating performance.

Bonus Allocation Process

At the end of each year, the Compensation Committee approves the funding for the bonus based on the performance of each business against its pre-determined financial targets and business scorecard metrics. The bonus opportunities for executive officers are adjusted up or down from each officer’s target opportunity based on the level of funding achieved (e.g. 50% funding would reduce an officer’s target opportunity by half). Funded awards are allocated to executive officers based on each officer’s PMP rating. These ratings are established based on a qualitative and quantitative assessment of performance against the officer’s pre-established goals (see “Compensation Philosophy, Principles and Processes – Performance Management”) and other individual performance criteria. In general, an executive officer with a PMP rating of “achieves” receives an annual incentive award at or near his or her funding-adjusted individual target level. Similarly, an executive officer with an “exceeds” rating receives an annual incentive award greater than his or her individual funding-adjusted target level. Those with a “below” rating receive less than the individual funding-adjusted target incentive opportunity. For 2012, each of the named executive officers was deemed to have performed at the level of achieves or above in relation to his or her goals.

Funding and Allocation Illustration

The board of directors determines the bonus to be paid to the CEO based on the recommendation of the Compensation Committee. The Compensation Committee determines the bonuses to be paid to executive officers based on recommendations by the chief executive officer, and chief human resource officer. For 2012, AIP and STIP targets and bonus awards were as follows:

Executive Officer	Target Bonus	2012 Bonus Earned (Percent of Target)	2012 Bonus Earned ($)
D.S. Fulton	125%	76%	$855,000
P.M. Bedient	85%	113%	$575,000
L.B. Burrows	85%	164%	$750,000
T. F. Gideon	85%	79%	$405,000
P.M. Orser	85%	115%	$509,449

Mr. Fulton’s bonus was below target because the RONA portion of the AIP was below target, but increased because the board considered his performance against his goals as an “exceeds” based on his strong leadership of the company during the continued difficult business conditions and to bring his compensation closer to market median. Ms. Bedient’s bonus was above target because the pool for staff positions under the AIP funded at less than one times target, but increased because of her leadership of the Company’s growth strategy, strong participation on the Wood Products improvement team, leadership development work, successful transition of the pension management group, community leadership, external recognition as one of the top 25 CFOs, and participation on the executive officer succession teams. Mr. Burrows bonus was above target because the Wood Products pool under the AIP funded above target and because of his strong leadership in returning Wood Products to profitability, leadership of the Company’s volunteer program, and strong community involvement. Mr. Gideon’s bonus was below target because the Timberlands pool under the AIP funded below target, but increased in recognition of his leadership of the Timberlands segment, leadership of the Timberlands growth strategy, participation on Company joint venture and subsidiary boards, industry leadership through forestry associations, and participation on the executive officer succession teams. Mr. Orser’s bonus was above target because the WRECO pool under the WRECO STIP funded above target and because of his leadership of WRECO, strong engagement on the Company’s senior management team, community and industry leadership, participation on the Company’s leadership development team, and work in the Company’s diversity network.

Long-Term Incentive Compensation

Each year, target long-term incentive award opportunities are set for each of the Company’s senior officers, including the named executive officers. Target award opportunities generally are set at the median of peer companies. Grants of long-term incentives are not guaranteed and must be earned each year. These opportunities may be increased or decreased based on the executive officer’s PMP rating, using the criteria described in “Compensation Philosophy, Principles and Processes – Performance Management.” Participants do not receive an equity grant if performance against their PMP performance goals does not meet minimum standards. In general, a

PMP rating of “achieves objectives” will result in long-term incentive award at or near the target level opportunity. A rating of “exceeds objectives” may result in awards of up to 150% of an officer’s target opportunity. A rating of “below objectives” will result in below-target awards. For 2012, each of the named executive officers was deemed to have performed at the level of achieves or above in relation to his or her goals. The Compensation Committee also considers competitive market pressures, expected future contributions to the Company and retention concerns in determining the final grants to executive officers.

To fund the Company’s long-term compensation programs, the Compensation Committee establishes an equity pool available for grant in any given year. The pool level is set at the median level of competitive practices. For grants in 2012, the Compensation Committee established a pool of 3,048,220 shares or 0.562% of outstanding common shares to be available for grants of performance share units, options and restricted stock units to all participants. This assumes that performance share units will pay out at target. The Compensation Committee targets an annual share dilution rate of less than 2%. In addition, the Compensation Committee considers the accounting costs reflected in the Company’s financial statements when establishing the forms of equity to be granted and the size of the overall pool. The forms of equity selected are intended to be cost-efficient, and the overall cost must be within the acceptable levels for internal budgets.

Weyerhaeuser makes its annual long-term incentive grants in February of each year at the regular meeting of the Compensation Committee of the board, which typically is within one to two weeks after the Company publicly has released a report of its earnings. The Compensation Committee meeting date is the effective grant date for equity grants to all participants. For executive officers who are hired or promoted during the year, the Compensation Committee recommends compensation levels to the board in connection with the board’s appointment of the executive and approves equity grants for the executive that are effective upon the officer’s start date or the effective date of the promotion.

Total Long-Term Incentive Compensation Grants

The Compensation Committee established a target level of long-term incentives for each executive officer position based on the median of competitive market long-term incentive levels. For 2012, the target long-term incentive values (as a percent of base salary) for the named executive officers were:

Executive Officer	Target Long Term Incentive Value
D.S. Fulton	440%
P.M. Bedient	151%
L.B. Burrows	168%
T. F. Gideon	182%
P.M. Orser	164%

The long-term incentive awards were granted in the form of performance share units, stock options, and restricted stock units, with approximately 50% of the value of the award granted in the form of performance share units, approximately 25% of the value in the form of stock options, and approximately 25% of the value in the form of restricted stock units. To recognize the differences between the forest products business and the homebuilding subsidiaries, senior management of WRECO, including Mr. Orser, also participated in a cash long-term incentive plan more aligned with the direct financial results of the homebuilding subsidiaries, with approximately 25% of the value of his award granted in the form of company performance shares, approximately 25% of the value in the form of WRECO long-term incentive units, approximately 25% of the value in the form of stock options and approximately 25% of the value in the form of restricted stock units.

Long-term incentive awards granted to the named executive officers were generally at or above target for the respective position. Mr. Fulton’s long-term incentive grant was above target to bring his total compensation closer to the market median and in recognition of his leadership in bringing the Company back to profitability, successful implementation of strategic priorities, leadership of the Company’s reorganization, and strong performance against his performance goals. Ms. Bedient’s long-term incentive grant was above target in recognition of her support for the Wood Products profit improvement work, leadership of the Timberlands growth strategy, management of the Company’s finances and cash, successful replacement of the Company’s credit line, reorganization of the Company’s IT organization, strong relationships with investors and performance against her performance goals. Mr. Burrows long-term incentive grant was above target based on his strong leadership of the Wood Products businesses, leadership of the profit improvement work in the businesses, successful team building efforts, and his performance against his performance goals. Mr. Gideon’s long-term incentive grant was above target in recognition of his leadership of the Timberlands growth strategy, successful implementation of strategic priorities for the Timberlands segment, safety leadership for Timberlands and the International businesses, and talent management. Mr. Orser’s long-term incentive grant was slightly above target in recognition of his safety leadership, customer satisfaction, work to reduce WRECO’s SG&A, citizenship, work to improve financial returns and WRECO’s performance against its peers.

Performance Share Awards

Weyerhaeuser granted performance share units to executive officers in 2012 to focus participants on strategic business goals and the effect of operational decisions on shareholder returns. A target number of performance share units were granted to the named executive officers in 2012. The initial number of performance share units actually earned was based on the Company’s performance against cash flow metrics during 2012. Cash flow is defined as Company net change in cash and cash equivalents excluding payments for dividends, debt and share repurchases; reduced by cash collected for stock option exercises; and adjusted for changes in book overdrafts and collateral posted for letters of credit. The initial number of performance share units earned will be adjusted up or down by 20% based on the Company’s two-year total shareholder return (“TSR”) relative to the S&P 500 during 2012 and 2013. This mix focuses the executive on the Company’s strategic business goal of cash generation as well as the Company’s shareholder return performance compared to a broad index of companies. Use of these measures balances operational and market performance and ensures that performance against each measure has a significant effect on earned compensation. At the end of the two-year performance period, 50% of the performance share units will be vested and payable to the participant, with the remaining share units vesting 25% a year over the subsequent two-year period to further align management’s and shareholders’ interests.

For grants in 2012, the cash flow target was $325 to $350 million. Although this target was lower than the target used for 2011 grants, the Committee thought this level was appropriate, as the cash flows achieved for the 2011 grants were largely generated by asset sales, while cash flows in 2012 were substantially generated by operations. Achievement of the cash flow target would determine the initial number of performance shares earned as shown below.

	Cash Flow
	Performance $ Mil.		% of Target Award
	<$	250	0%
		$250	25%
		$275	50%
		$300	75%
Target performance		$325-$350	100%
		$400	125%
		$425	150%

2012 cash flow was $394 million, resulting in an initial number of shares earned equal to 122% of target. These shares will be decreased by 20% if the Company’s relative TSR ranking over the two-year period is in the 25th percentile or lower. No modification will occur if the Company’s relative TSR ranking is in the 50th percentile. The number of shares earned will be increased by 20% if the Company’s relative TSR ranking is in the 75th percentile or greater. Payout for performance between points will be linearly interpolated. The maximum number of shares that can be earned is capped at 150% of the target number of shares.

If the Company declares and pays dividends on the Company’s common stock during the time period when performance share units are outstanding, the performance share units will be credited with the dividends. To the extent the performance share units vest and are paid to participants, the dividends credited to the performance share units will also vest.

In the event of a retirement at age 62 or older or involuntary termination without cause, performance share units granted in 2012 continue to vest based on the following termination schedule:

•	Upon termination between six months from the grant date and the one-year anniversary, 25% of the awarded shares will continue to vest.
•	Upon termination between the first and second anniversary of the grant, 50% of the awarded shares will continue to vest.
•	Upon termination between the second and third anniversary of the grant, 100% of the awarded shares will continue to vest (25% in yr 3 and 25% in yr 4)

Upon termination for other reasons, unvested shares cease to vest and are forfeited.

The following table shows the target number of performance share awards granted to each of the named executive officers and the initial number of performance share units earned based on the Company’s performance against the cash flow target for 2012. The initial number of performance share units will be adjusted up or down by 20% at the end of 2013 based on the Company’s two-year TSR ranking relative to the S&P 500 during 2012 and 2013.

Executive Officer	Target 2012 Performance Share Units	Initial Number of Performance Share Units Earned
D.S. Fulton	110,813	135,192
P.M. Bedient	25,050	30,561
L.B. Burrows	26,250	32,025
T. F. Gideon	27,000	32,940
P.M. Orser	12,000	14,640

For 2011 grants, the cash flow targets were the following:

	Cash Flow
	Performance $ Mil.		% of Target Award
	<$	320	0%
		$320	50%
		$360	75%
Target performance		$380-$400	100%
		$440	125%
		$480	150%

For 2011 grants, the Company’s cash flow was $408 million, resulting in an initial number of shares earned equal to 105% of target. Because the Company’s two-year TSR ranking was above the 75th percentile, the initial number of shares earned increased by 20%.

Executive Officer	Initial Number of 2011 Performance Share Units Earned in 2011	Final Number of 2011 Performance Share Units Earned Based on 2-Year TSR Ranking
D.S. Fulton	100,800	120,960
P.M. Bedient	25,200	30,240
L.B. Burrows	23,625	28,350
T. F. Gideon	27,591	33,109
P.M. Orser	11,442	13,730

As of December 31, 2012, the end of the two-year performance period for the 2011 grant, 50% of the earned 2011 performance share units were vested and payable to the participants as of the second anniversary of the grant date. Of the remaining 2011 performance share units, half will vest and be payable to the participant as of the third anniversary of the grant date and half will vest and be payable as of the fourth anniversary of the grant date, assuming the participant remains an employee of the Company.

Stock Options

Stock options are issued at 100% of the fair market value (calculated using a Black-Scholes option valuation model as described in Note 17 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K) to reward executives only when the stock price increases. Awards granted in 2012 to executive officers, including the named executive officers, generally vest 25% a year over four years, and, if not exercised, expire after 10 years (or earlier in the case of termination of employment for certain reasons). In the event of retirement at age 62 or older, outstanding 2012 awards continue to vest and vested awards may be exercised during the remaining term of the grant. In 2012, the following awards of stock options were granted to the named executive officers:

Executive Officer	Stock Options granted in 2012
D.S. Fulton	184,689
P.M. Bedient	41,750
L.B. Burrows	43,750
T. F. Gideon	45,000
P.M. Orser	39,996

The value of the stock options granted in 2012 to the named executive officers was approximately

25% of the value of the long-term incentive grant with the specific value of the long-term incentive grant based on the factors described above under “Long-Term Incentive Grants.”

Restricted Stock Awards

The Company grants restricted stock awards to align the interests of executive officers with those of our shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through restricted stock, executives officers, like our shareholders, share both the risks and rewards of stock ownership. In addition, restricted stock rewards total shareholder return, whether delivered through share price appreciation or dividends. The Company believes this is appropriate since, as a REIT, our dividend distribution requirements lead to a significant portion of our total shareholder return being delivered through dividends. Through multi-year vesting, the restricted stock grants also serve as a retention device.

In the event of a retirement at age 62 or older or involuntary termination without cause, restricted stock units granted in 2012 continue to vest based on the following termination schedule:

•	Upon termination between six months from the grant date and the one-year anniversary, 25% of the awarded shares will continue to vest.
•	Upon termination between the first and second anniversary of the grant, 50% of the awarded shares will continue to vest.
•	Upon termination between the second and third anniversary of the grant, 75% of the awarded shares will continue to vest.
•	Upon termination after the third anniversary of the grant, 100% of the awarded shares will continue to vest.

Upon termination for other reasons, unvested shares cease to vest and are forfeited.

In 2012, the following awards were granted to the named executive officers.

Executive Officer	Restricted Stock Units
D.S. Fulton	55,407
P.M. Bedient	12,525
L.B. Burrows	13,125
T. F. Gideon	13,500
P.M. Orser	12,000

The value of the restricted stock units granted in 2012 to the named executive officers was approximately 25% of the value of the long-term incentive grant with the specific value of the long-term incentive grant based on the factors described above under “Long-Term Incentive Grants.”

WRECO Cash LTIP

WRECO managers, including the named executive officer who is the president of WRECO, are eligible to participate in the LTIP. Funding for the LTIP is based on WRECO’s performance and the performance of each of its subsidiaries over a three-year period. For the 2010 through 2012 grant, performance was measured in part by the absolute pre-tax economic profit (“PTEP”) of WRECO (40%), in part by the absolute PTEP of the subsidiary in which the participant was employed (40%), and in part by WRECO’s three-year competitive ROI ranking versus public home builders (20%). For the 2012 through 2014 grant, performance for the president of WRECO will be measured in part by the absolute PTEP of WRECO (60%), and in part by WRECO’s three-year competitive ROI ranking versus public home builders (40%). PTEP is defined as earnings before interest and taxes, minus overhead costs charged by the Company, minus a cost of capital charge. The measures are used to focus participants on achieving sustained top quartile competitive performance.

The ROI targets are approved for each plan year by the Company’s CEO and the Compensation Committee, based on historic long-term averages for the home-building industry and long-term achievement goals for WRECO, and were 14% for both the 2010 to 2012 plan period and the 2012 to 2014 plan period. The minimum ROI threshold to fund the relative competitive ranking components of the LTIP in both the 2010 to 2012 plan period and the 2012 to 2014 plan period was 6%. This level was chosen to ensure that the LTIP would fund only if performance was above threshold Weyerhaeuser performance expectations. Funding for the 2010 grant was capped If the competitive ROI was 14% or below. For the 2012 grant, funding is capped if the competitive ROI is 10% or below.

Each participant in the LTIP is assigned a target number of units, the value of which is determined by the achievement of cumulative WRECO PTEP, plus the subsidiary PTEP in which the participant is employed, plus the competitive ROI ranking of the subsidiary. The target value of the units for grants in 2010 was set at $1,240 per unit. 2010 target LTIP opportunity for Mr. Orser was set at $235,600 based on a grant of 190 units. During the performance cycle ending in 2012, WRECO achieved an ROI ranking in the top quartile, but because its ROI was less than 14%, the LTIP was capped at $250 per share. As a result, Mr. Orser received a payment described in the following table.

Executive Officer	Target LTIP Shares	2012 LTIP Amount Per Share ($)	2012 LTIP Earned ($)
P.M. Orser	190	$250	$47,500

For the 2012 grant, the target value of the units was set at $1,240 per unit. 2012 target LTIP opportunity for Mr. Orser was set at $186,000 based on a grant of 150 units. If the WRECO ROI is 10% or below for the 2012 to 2014 plan period, the competitive ranking cap is $800 per share.

Other Benefits

All U.S. and Canadian salaried employees, including executive officers, are eligible for:

•	a tax-qualified defined benefit retirement or pension plan,
•	a tax-qualified defined contribution retirement plan,
•	health and dental coverage,
•	Company-paid term life insurance,
•	disability insurance,
•	paid time off and
•	paid holidays.

These rewards are designed to be competitive with overall market practices and are in place to attract and retain the talent needed in the business. In addition, officers may be eligible to participate in a supplemental retirement plan and deferred compensation plan and to receive other benefits described below.

Supplemental Retirement Plan

Executives and other highly-paid officers in the U.S. are eligible to participate in the Supplemental Retirement Plan (the “Supplemental Plan”). The Supplemental Plan provides the benefits that would otherwise be provided under the qualified plan, but are not as a result of limits imposed by the Internal Revenue Code. The Supplemental Plan is provided because it is a competitive practice within the basic materials industry. Supplemental Plan benefits are paid outside the Weyerhaeuser Pension Plan (the “Plan”) from the general funds of the Company. Consistent with general market practices, these benefits are determined based on compensation paid in the five consecutive years when the officer was paid the highest total compensation during the 10 calendar years before his or her retirement. Total compensation means base salary plus any award under the Company’s eligible annual incentive compensation plans, limited to one times base pay. This amount is multiplied by the formula for determining salaried plan benefits under the Plan. The Compensation Committee believes that the Company should provide competitive retirement benefits linked to overall Company performance through the Supplemental Plan funding mechanism. Details of the Plan benefits and the amounts accrued to each named executive officer are found in the Pension Benefits Table.

Deferred Compensation

Selected high-level employees, including executive officers, also are eligible to participate in a deferral plan. The deferral plan provides the opportunity to defer up to 50% of base salary and up to 100% of cash bonuses into an interest-bearing account for payment at a future date. This plan is provided to be competitive in the market for executive talent, and to provide executives with a tax-efficient alternative for receiving earnings at a nominal cost to the Company. The interest earned for deferred compensation is determined each year by the Compensation Committee. The current interest rate formula is the average of 90-day Treasury bill rates over the prior year plus 3%. The 2012 rate of 3.04% is not considered to be a preferential return when compared to the applicable long-term federal rate.

In addition, under the deferral program, eligible participants, including executive officers, can choose to defer all or a portion of any cash bonus into a deferral account denominated in Weyerhaeuser common stock equivalent units. The Company applies a 15% premium to the deferred amounts if payment is delayed for at least five years. The value of the deferred account grows or declines based on the performance of Weyerhaeuser stock (plus dividends). The purpose of the program is to further align executive interests with those of shareholders by providing an incentive linked to the performance of Weyerhaeuser stock. Contributions during 2012 and year-end account balances can be found in the Non Qualified Deferred Compensation table.

Additional Benefits

Another benefit available to certain Company officers, including executive officers, is additional company-paid life insurance. The Company does not provide vehicles for personal use or personal travel for executives on Company aircraft.

SUPPLEMENTARY COMPENSATION POLICIES

Weyerhaeuser uses additional policies to ensure that the overall compensation structure is responsive to shareholder interests and competitive with the market, including a claw back policy, a policy prohibiting hedging by Directors and officers and stock ownership requirements.

Claw Back Policy

The Company has adopted an incentive compensation claw back policy to ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. It provides that in the event of a restatement of the financial or operating results of the Company or one of its segments, the Company may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable. The Committee may make the determination that incentive compensation had been overpaid at any time through the end of the third fiscal year following the year for which the inaccurate performance criteria were measured. For purposes of this Policy, “incentive compensation” means performance bonuses and incentive awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock-based awards) paid, granted, vested or accrued under any Company plan or agreement, in the form of cash or Company common stock.

Anti-Hedging Policy

The Company believes that particular types of hedging or monetization transactions, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company's other shareholders. Therefore, the Company has adopted a policy that prohibits Directors and officers from engaging in such transactions. The policy prohibits short sales; transactions in publicly traded options, such as puts, calls and other derivatives; and pledges of Company shares.

Stock Ownership Requirements

Stock ownership requirements for executive officers have been in place since 1996, and were amended in 2011. Under the current requirements, each executive officer must acquire and hold a multiple of his or her base salary in shares of Weyerhaeuser stock. Minimum ownership levels are based on the executive’s salary grade and range from one to five times base salary as follows.

Position	Holding Requirement	Sources Included
CEO	5X base salary value

•   direct ownership of common shares,

•  the value of amounts deferred into a stock equivalent account (through the voluntary deferral program described above)

•  shares of Company stock held in the Company’s 401(k) plan

EVPs	3X base salary value
SVP (grades 56-57)	2X base salary value
SVP (grades 54-55)	1.5X base salary value
Sr. Officers	1X base salary value

Until the required ownership levels are achieved, executives must retain 75% of the net profit shares acquired when restricted stock and performance share awards vest. Net profit shares are shares remaining after payment of taxes upon vesting.

OTHER FACTORS AFFECTING COMPENSATION

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

In establishing total compensation for the CEO and the named executive officers, the Compensation Committee considered the effect of Section 162(m) of the Internal Revenue Code. However, the Company believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives or promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of the Company’s compensation programs, including salaries and annual incentive plan bonuses may not qualify under the IRS rules as compensation excluded from the limitation on deductibility. Weyerhaeuser has a salary and deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

For individual tax purposes, the Company typically withholds shares to cover taxes resulting from vesting of performance share awards and restricted stock awards.

Change in Control Agreements

The Company has entered into change in control agreements with each of its executive officers. The Compensation Committee believes that change in control policies are an important element of the executive compensation program, support shareholder value creation and are necessary to attract and retain senior talent in a competitive market. Because the agreements give the executive officers reasonable assurance of transitional employment support, the Compensation Committee believes executive officers are able to maintain a more balanced, shareholder-focused approach to change in control situations. The Compensation Committee believes it is appropriate to have such agreements provided the agreements are subject to renewal and accordingly, each of the severance agreements generally expires after three years. The Compensation Committee periodically reviews the benefits provided under the agreements to ensure that they serve the Company’s interests in retaining these key executives, are consistent with market practice and are reasonable.

These agreements effective during 2012 provided for specified payments and other benefits if the officer’s employment was terminated by the Company or its successor during the period beginning on the effective date of a change in control of the Company and ending 24 months after a change in control. Change in control payments are not made if the termination is for cause, retirement, disability or death. Change in control payments also may be required if the officer leaves voluntarily because of significant changes in the officer’s circumstances following the change in control. See the description of the specific factors that would result in a change in control payment and the amounts that can be received in connection with a change in control in “Potential Payments Upon Termination or Change in Control” below. The changes triggering a change in control payment and the amounts paid are intended to give the executive officers reasonable assurance of a long-term employment opportunity, enable them to have a balanced perspective in making overall business decisions, and be competitive within overall market practices.

In addition, the Company’s long-term incentive plans provide that in the event the officer is terminated during the period beginning the effective date of a change in control and ending 24 months after a change in control of the Company, all outstanding options held by the officer become exercisable, restricted stock units are vested and released for sale and performance shares will vest and pay out at target. The accelerated vesting and payout of equity grants in the event of a change in control are intended to allow the executives to recognize the value of their contributions to the Company and not affect management decisions following termination. The agreements do not provide for payment of “golden parachute” excise taxes, if any.

Severance Agreements

The Company has severance agreements with each of its executive officers. Under these agreements, the executive receives severance benefits upon termination unless the termination is for cause, is a result of the Company’s mandatory retirement policy, is because of the death or disability of the executive or is because the executive leaves or retires voluntarily. The specific amounts that executive officers would receive as severance payments are described in “Potential Payments Upon Termination or Change in Control” below. The

Compensation Committee believes that severance policies are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a competitive market. The Compensation Committee believes it is appropriate to have such agreements provided the agreements are subject to renewal and accordingly, each of the severance agreements expires after a limited term. The Compensation Committee periodically reviews the benefits provided under the agreements to ensure that they serve the Company’s interests in retaining these key executives, are consistent with market practice and are reasonable.

COMPENSATION COMMITTEE

The Compensation Committee of the board of directors is comprised entirely of directors who are not employees of the Company and who are independent within the meaning of the listing requirements of the New York Stock Exchange. The Compensation Committee is responsible for reviewing and approving:

•	the strategy and design of the Company’s compensation, equity-based and benefits programs for Company employees, including its executive officers;
•	corporate performance goals for company-wide incentive programs;
•	overall funding for the Company’s annual and long-term incentive programs based on performance against those goals;
•

performance goals and objectives for the chief executive officer, the evaluation of the chief executive officer’s compensation in light of his performance against those goals and objectives, and the recommendation to the board for the approval of the chief executive officer’s compensation based on this evaluation; and

•	base salary increases and annual and long-term incentive payments for executive officers and for certain other business and function leaders of the Company.

The Compensation Committee’s compensation decisions are based on these factors:

•	corporate performance,
•	individual performance of the executive compared to agreed-upon performance goals,
•	position of the executive’s salary in the assigned pay range and relative to market pay levels,

•	experience and
•	the salary budget for the Company.

In addition, the Compensation Committee reviews and recommends to the board compensation for serving as a director.

Effective as of September of 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to act as its compensation consultant and to advise the Committee on compensation strategy, plan design and executive compensation levels. Cook & Co. also advised the Committee on compensation practices for directors. Weyerhaeuser’s human resources organization serves as the management liaison to the Committee and provides additional counsel, data and analysis as requested by the Committee.

The Compensation Committee formulates an annual agenda for its activity and reviews it periodically. The agenda is designed to cover necessary regular approvals as well as special topics. As part of its agenda, the Committee regularly reviews market trends, changes in competitive practices, and alignment of the Company’s compensation programs with the strategy and needs of the business.

The Compensation Committee Charter includes an overview of the membership, purpose, goals and responsibilities, structure and operations of the Committee, and can be found on the Company’s website at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” and then under the “Governance” link. Paper copies may be obtained by written request to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777 or by email at CorporateSecretary@Weyerhaeuser.com

RELATIONSHIPS WITH COMPENSATION COMMITTEE CONSULTANT

Effective as of September 1, 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to act as its compensation consultant and to assist the Committee with its responsibilities related to the Company’s executive and board of director compensation programs. A representative of

Cook & Co. attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings. However, the Compensation Committee makes all decisions regarding the compensation of Weyerhaeuser’s executive officers.

The Compensation Committee has the sole authority from the board of directors for the appointment, compensation and oversight of the Company’s independent compensation consultant.

Cook & Co. reports directly to the Compensation Committee and all work conducted by Cook & Co. for Weyerhaeuser is on behalf of the Committee. Cook & Co. provides no services to the Company other than these executive compensation consulting services, and has no other direct or indirect business relationships with the Company or any of its affiliates. All executive compensation services provided by Cook & Co. are conducted under the direction and authority of the Compensation Committee.

In addition, in its consulting agreement with the Committee, Cook & Co. agrees to advise the Chair of the Compensation Committee if any potential conflicts of interest arise that could cause Cook & Co.’s independence to be questioned, and to undertake no projects for Weyerhaeuser management except at the request of the Compensation Committee Chair and as agent for the Compensation Committee. The Compensation Committee has reviewed the independence of Cook & Co. and has concluded that Cook & Co.’s work has not raised any conflict of interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee acts on behalf of the board of directors to establish and oversee the Company’s executive compensation program in a manner that serves the interests of Weyerhaeuser and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation Committee” above.

Management of the Company has prepared the Compensation Discussion and Analysis of the compensation program for the named executive officers in the Summary Compensation Table. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2012 annual meeting of shareholders.

• Wayne W. Murdy, Chairman	• John I. Kieckhefer • Doyle R. Simons
• Debra A. Cafaro	• Kim Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Cafaro, Mr. Kieckhefer, Mr. Murdy, Mr. Simons and Ms. Williams served as members of the Compensation Committee during 2012. None of the members of the Compensation Committee was an officer of the Company or any of its subsidiaries during 2012 or any prior period. No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a director of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of independent directors as defined by the rules of the New York Stock Exchange and acts under a written charter. The current charter for the Committee can be found on the Company’s website at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” and then under the “Governance” link. If you would like a paper copy, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP is the Company’s independent registered public accounting firm and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing audit reports on the consolidated financial statements and the assessment of the effectiveness of internal controls over financial reporting. The Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.

In this context, the Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committee Concerning Independence, and has reviewed, evaluated and discussed with that firm the written report and its independence from the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee also has reviewed and discussed the audited financial statements with management. Based on the reviews and discussions described above, the Committee recommended to the board of directors that the audited financial statements and assessment of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for 2013.

• D. Michael Steuert Chairman	• John I. Kieckhefer • Kim Williams ? Kim Williams
• Mark A. Emmert

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

POLICY

The board of directors recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. As a result, the board prefers to avoid related party transactions. However, the board recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. For example, this would be true if the Company would be able to obtain products or services of a nature, quality or quantity on terms that are not readily available from other sources, or when the Company provides products or services to related persons on an arm’s-length basis and on the same kind of terms provided to unrelated third parties. As a result, the board has delegated to the Audit Committee the responsibility to review related party transactions. The committee has the authority to approve a related party transaction if the committee determines that the transaction is on terms that are not inconsistent with the best interest of the Company and its shareholders.

RELATED PARTY TRANSACTIONS

The board has defined related party transactions as any arrangement or relationship with the Company when the amount of the transaction or the amount of combined similar transactions is greater than $120,000 and when a related person has a material interest. A related person is anyone who is:

•	a director or executive officer of the Company,
•	a shareholder who beneficially owns more than 5% of the Company’s stock,
•	an immediate family member of any of the Company’s directors or executive officers or
•	a company or charitable organization or entity in which any of these persons has a role similar to that of an officer or general partner or beneficially owns 10% or more of the entity.

APPROVAL AND CONTINUING REVIEW

The director or executive who is a related person or has a family member who is a related person must tell the Company’s Corporate Secretary about any proposed related party transaction and give the Corporate Secretary all the facts and circumstances of the proposed transaction. If the Corporate Secretary investigates and decides the transaction would be a related party transaction, the transaction is brought to the Audit Committee for review. The committee reviews all the facts and circumstances, including the potential effect on a director’s independence if the Company enters into the transaction. The committee approves the transaction only if it decides that the transaction is not inconsistent with the best interests of the Company and its shareholders. The chair of the Audit Committee has the authority to approve transactions on behalf of the committee in between committee meetings if it is not practical to wait until the next committee meeting for a review.

Whenever a member of the Audit Committee is a related person, the transaction is reviewed only by the disinterested members of the committee. If multiple members of the committee, including the chair of the committee, are related persons, the disinterested members of the board of directors review the transaction rather than the committee. Any related party transaction approved by the chair of the committee between meetings must be reported to the committee. Material related party transactions that are approved by the committee must be reported to the board of directors.

The Audit Committee also reviews any related party transactions of which the Company becomes aware that were not approved by the committee in advance. The committee evaluates the transaction using the same process and standards it would use to approve a transaction before it is entered into. The committee decides whether to ratify the transaction or require an amendment of the terms of the transaction or to terminate the transaction. At its first meeting each year, the committee reviews any ongoing related party transaction in which the amount of the transaction is still greater than $120,000. The committee decides if the transaction is still in the best interests of the Company or if the transaction should be modified or terminated.

CODE OF ETHICS

The Company’s first Code of Ethics was issued in 1976. The Code of Ethics currently is in its eighth edition and is issued to all directors and employees. It also is available to customers, contractors, suppliers and the public. The current edition of the Code of Ethics is available on the Company’s web site at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” and then under the “Governance” link. If you would like to receive a paper copy, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

PROHIBITION AGAINST HEDGING

The board of directors has approved a policy that prohibits our directors and executive officers from hedging their ownership of the Company’s stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. A copy of the Company’s hedging policy is available on the Company’s web site at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” then under the “Governance” link and then under “Governance Guidelines.”. If you would like to receive a paper copy, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063- 9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

CLAW BACK POLICY

The board of directors has approved an incentive compensation claw back policy to ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. It provides that in the event of a restatement of the financial or operating results of the Company or one of its segments, the Company may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable. A copy of the Company’s claw back policy is available on the Company’s web site at www.weyerhaeuser.com under “Company” at the top of the page, “Investors,” then under the “Governance” link and then under “Governance Guidelines.” If you would like to receive a paper copy, you may request one by writing to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063- 9777 or by sending an email to CorporateSecretary@Weyerhaeuser.com.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Comp (4)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)($)	All Other Comp (6)($)	Total ($)
D.S. Fulton President and Chief Executive Officer	2012 2011 2010	900,000 875,000 800,000	3,539,377 3,598,800 1,712,880	1,056,421 1,198,860 2,102,068	855,000 425,000 600,000	709,483 –27,963 675,943	8,616 7,998 907	7,068,898 6,077,695 5,891,798

P.M. Bedient Executive Vice President and Chief Financial Officer	2012 2011 2010	600,000 592,500 563,000	800,097 899,700 460,059	238,810 301,600 925,536	575,000 400,000 418,608	346,652 293,734 156,419	68,616 70,789 5,246	2,629,175 2,558,323 2,528,868

L.B. Burrows Senior Vice President, Wood Products	2012 2011 2010	534,750 525,000 512,500	838,425 843,469 75,000	250,250 282,750 584,308	750,000 0 461,423	670,759 755,266 493,572	8,616 7,998 6,283	3,052,800 2,414,483 2,133,086

T. F. Gideon Executive Vice President, Timberlands	2012 2011 2010	600,000 598,750 587,500	862,380 985,071 510,296	257,400 330,214 1,267,126	405,000 400,000 303,450	1,078,255 885,644 459,828	8,616 7,998 4,956	3,211,651 3,207,677 3,133,156

P.M. Orser President, WRECO	2012	515,000	505,800	228,777	556,949	479,933	8,616	2,295,075

(1)	The amount reported in this column for each executive officer reflects the dollar amount paid in cash of base salary in the fiscal year.

(2)	Amounts in this column for all grants of restricted share units and performance share units to all officers included in the table and for all periods reflect the grant date fair value of awards granted under the Company’s Long-Term Incentive Plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding 2012 stock awards can be found in the table “Grants of Plan-Based Awards.” Details regarding outstanding stock awards can be found in the table “Outstanding Equity Awards At Fiscal Year End.” The value of performance share units at the highest level of achievement for 2012 and 2011 respectively, is $3,611,950 and $3,674,880 for Mr. Fulton; $816,505 and $918,720 for Ms. Bedient; and $880,065 and $1,005,884 for Mr. Gideon. Mr. Orser became a named executive officer in 2012, so the value of his performance share units at the highest level of achievement for 2012 is $ 391,140.

(3)	Amounts in this column for all grants of stock options to all officers included in the table and for all periods reflect the grant date fair value of awards granted under the Company's Long-Term Incentive Plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. (See Note 17 of “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K.) Details regarding 2012 stock option awards can be found in the table “Grants of Plan-Based Awards.” Details regarding outstanding stock option awards can be found in the table “Outstanding Equity Awards At Fiscal Year End.”

(4)	Amounts for Mr. Fulton, Ms. Bedient, and Mr. Gideon represent the value of the incentive awards earned in fiscal year 2012, 2011 and 2010, paid in the first quarters of 2013, 2012 and 2011, respectively, based on the Company’s performance and the performance of the Company’s businesses against performance levels set by the Compensation Committee of the board. The measures are described in “Compensation Discussion and Analysis—Compensation Components—AIP—AIP Performance Measures and Plan Mechanics” above. The values for Mr. Burrows represent the value of incentive awards earned in fiscal year 2012 and 2011, paid in the first quarters of 2013 and 2012, respectively, based on the Company’s performance and the performance of the Company’s businesses against performance levels set by the Compensation Committee of the board. The values for Mr. Burrows paid in 2010 represent the value of short-term incentive awards earned in 2009, paid based on the performance of Weyerhaeuser Real Estate Company against performance levels set by the Compensation Committee of the board and described below in “Non-Equity Incentive Plan Compensation.” The values for Mr. Orser paid in 2012 represent the value of cash long-term incentive awards earned for the three-year period of 2010 to 2012 and the value of short-term incentive awards earned in 2012, both of which were paid based on the performance of Weyerhaeuser Real Estate Company against performance levels set by the Compensation Committee of the board and described below in “Non-Equity Incentive Plan Compensation.”

(5)	Amounts represent annual changes in the actuarial present value of accumulated pension benefits. There were no preferential earnings on nonqualified deferred compensation in 2012. (Preferential or above market earnings is considered to be interest greater than 120% of the applicable federal long-term rate, annual long term rate in effect for January 2012.)

(6)	Amounts reported for 2012, 2011 and 2010 that represent All Other Compensation for each of the named executive officers are described in the following table:

ALL OTHER COMPENSATION

Name	Year	Company Contribution to Defined Contribution Plan ($)	Executive Term Life Insurance Premium ($)	Premium Contribution to Deferred Compensation ($)	Total ($)
D. S. Fulton	2012 2011 2010	7,500 7,350 0	1,116 648 648	0 0 0	8,616 7,998 907
P. M. Bedient	2012 2011 2010	7,500 7,350 4,598	1,116 648 648	60,000 62,791 0	68,616 70,789 5,246
L.B. Burrows	2012 2011 2010	7,500 7,350 5,635	1,116 648 648	0 0 0	8,616 7,998 6,283
T. F. Gideon	2012 2011 2010	7,500 7,350 4,308	1,116 648 648	0 0 0	8,616 7,998 4,956
P.M. Orser	2012	7,500	1,116	0	8,616

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2012

Name	Type of Award	Grant Date(1)	Estimated Future Payout Under NonEquity Plan Awards			Estimated Future Payouts Under Equity Plan Awards			Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: No. of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Closing Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. S. Fulton	PSU RSU Option	2/8/2012 2/8/2012 2/8/2012				27,703	110,813	166,220	55,407	184,689	20.415	20.56	2,407,966 1,131,411 1,056,421
P. M. Bedient	PSU RSU Option	2/8/2012 2/8/2012 2/8/2012				6,263	25,050	37,575	12,525	41,750	20.415	20.56	544,337 255,761 238,810
L. B. Burrows	PSU RSU Option	2/8/2012 2/8/2012 2/8/2012				6,563	26,250	39,375	13,125	43,750	20.415	20.56	570,413 268,013 250,250
T. F. Gideon	PSU RSU Option	2/8/2012 2/8/2012 2/8/2012				6,750	27,000	40,500	13,500	45,000	20.415	20.56	586,710 275,670 257,400
P.M. Orser	PSU RSU Option LTIP	2/8/2012 2/8/2012 2/8/2012 2/8/2012	15,000	186,000	(2)	3,000	12,000	18,000	12,000	39,996	20.415	20.56	260,760 245,040 228,777

(1)	The Compensation Committee approves Weyerhaeuser long-term incentive grants to executive officers at its regular meetings. The Compensation Committee meeting date is the effective grant date for equity grants to named executive officers other than the CEO. Compensation for the CEO is approved by the board of directors based on recommendation by the Compensation Committee. The date of approval by the board of directors is the effective grant date for grant to the CEO.

(2)	Funding for Mr. Orser’s 2012 grant under the WRECO Long-Term Incentive Plan is capped if ROI is less than 10% as described below.

(3)	Stock options are granted under the Company’s Long-Term Incentive Plan, which provides that the exercise price for stock options is the average of the high and low stock price on the date of grant.

NON-EQUITY INCENTIVE PLAN COMPENSATION

Amounts for non-equity incentive plan compensation set out in the Summary Compensation Table are annual cash incentives under the Company’s AIP, except for amounts in 2012 to Mr. Orser, which represent his earnings under the WRECO cash Long-Term Incentive Plan (“WRECO LTIP”) described below and under the WRECO Short-Term Incentive Plan (“STIP”) described below, and amounts in 2010 to Mr. Burrows, which represent his earnings under the WRECO STIP. The terms of Mr. Orser’s 2012 grant under the WRECO LTIP shown in the Grants of Plan-Based Awards for Fiscal 2012 are described below.

AIP

The AIP is funded based 80% on the RONA performance (defined in “Compensation Discussion and Analysis—Compensation Components—Determination of Compensation—AIP Performance Measures and Plan Mechanics” above) of each of the Company’s segments and 20% based on the performance of segment businesses against the business scorecard metrics approved in advance by the Compensation Committee, such as competitive performance, financial measures and performance against strategic goals. Funding for performance against the business scorecard metrics is capped at target if the business fails to achieve profitability and may be modified by the safety performance of the business. For each year a threshold, target and maximum goal is established by the Compensation Committee that represents 20%, 100% and 200% target funding levels for that portion of the funding. For 2012, the threshold performance goal to fund the RONA portion of the AIP was 6% RONA for the AIP in general. For Timberlands, target funding was set at 9% and maximum was set at 17% RONA. For the Wood Products and Cellulose Fibers businesses, target funding was set at 10% and maximum was set at 20%. Funding under the AIP for the CEO is based 80% on achievement of Company RONA and 20% on his performance against his PMP goals approved by the board of directors. The Company RONA threshold for funding for the CEO was set at 6%, target funding level was 10% and maximum funding level was 17% RONA. At the end of 2012, the committee approved funding for the incentive pool based on performance against the pre-determined RONA targets and the business scorecard metrics.

WRECO LTIP

Funding for the WRECO LTIP is based on WRECO’s performance and the performance of each of its subsidiaries over a three-year period. For Mr. Orser’s 2012 grant, his performance will be measured in part by the absolute PTEP (defined in “Compensation Discussion and Analysis—Compensation Components—Determination of Compensation—Long-Term Incentive Compensation—WRECO LTIP”) of WRECO (60%) and in part by WRECO’s three-year competitive ROI ranking versus public home builders (40%). For the 2010 grant, performance for Mr. Orser was measured in part by the absolute PTEP of WRECO (40%), in part by the absolute PTEP of the subsidiary for which he was president (40%), and in part by WRECO’s three-year competitive ROI ranking versus public home builders (20%). The ROI targets are approved for each plan year by the Company’s CEO and the Compensation Committee, based on historic long-term averages for the home-building industry and long-term achievement goals for WRECO, and were 14% for both the 2012 to 2014 plan period and the 2010 to 2012 plan period. The minimum ROI threshold to fund the relative competitive ranking components of the LTIP in both the 2012 to 2014 plan period and the 2010 to 2012 plan period was 6%. For Mr. Orser’s 2012 grant, funding will be capped at $800 per share if the competitive ROI rank is 10% or below. For Mr. Orser’s 2010 grant, funding was capped at $250 per share because the competitive ROI rank was 14% or below. At the end of 2012, the committee approved funding for the WRECO LTIP based on performance against the pre-determined targets.

WRECO STIP

Funding for the WRECO STIP was based in part on WRECO’s absolute ROI, in part based on its competitive ROI ranking and in part based on performance against a set of business metrics. ROI is defined in “Compensation Discussion and Analysis—Compensation Components—Determination of Compensation—Long-Term Incentive Compensation—WRECO STIP.” The ROI targets are established for each plan year by the WRECO President and approved by the Company’s CEO and the Compensation Committee. The

minimum ROI threshold to fund the absolute and relative competitive ranking components of the STIP for Mr. Orser’s award in 2012 was 6% and, for Mr. Burrow’s award in 2010 was 5.5%. For the absolute ROI component, target funding in both years was set at 14%, and maximum funding of three times target would be achieved for an ROI of 40% or more. The threshold competitive ROI ranking required to fund that component of the STIP in 2012 and 2010 was a median competitive ranking, with a maximum possible funding of level of target for a competitive position of first place, provided that absolute ROI exceed 14%. The business metrics used for 2012 funding focused on unit sales, single-family net margin, competitive ranking, and cash generation. The business metrics used for 2010 funding focused on cash generation and pre-tax earnings. WRECO achieved an ROI of 8.5% for 2012 and an ROI of 7% in 2010. In 2012, WRECO generated sales, margins and cash generation in excess of the threshold business metrics, and funded the award for Mr. Orser as described in the Summary Compensation Table. In 2010, WRECO generated cash flow and pre-tax earnings in excess of threshold business metrics, and funded the award for Mr. Burrows as described in the Summary Compensation Table. In 2012, the absolute ROI was above threshold, competitive ROI was near maximum and performance against business metrics was above target performance levels and funded the award for Mr. Orser as described in the Summary Compensation Table.

EQUITY AWARDS

Values for performance share units, stock grants and options grants in the summary compensation table and numbers included in the grants of plan-based awards table relate to performance share units, restricted stock units or options granted to the named executive officers under the Company’s 2004 Long-Term Incentive Plan (the “Plan”). The Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units, and performance shares and performance share units. The Plan provides that options must be granted at fair market value and it prohibits the repricing of outstanding options without shareholder approval. The Plan has been filed with Securities and Exchange Commission and is available at www.sec.gov. The Plan is administered by the Compensation Committee, which has retained the exclusive authority to make awards under the Plan. The committee approves all long-term incentive grants to executive officers other than the CEO, whose grants are approved by the board. The committee also approves the overall grant pool and individual grants for all other participants. The primary purpose of the Plan is to link compensation with the long-term interests of shareholders.

February 8, 2012 Performance Share Unit Awards

Performance share units granted to each of the named executive officers on February 8, 2012 are earned based on the Company’s performance against cash flow targets during 2012, adjusted based on the Company’s relative total shareholder return during 2012 and 2013. A target number of performance share units were granted to the named executive officers in 2012. The initial number of performance share units actually earned was based on the Company’s performance against cash flow metrics during 2012. This number will be adjusted up or down by 20% based on the Company’s two-year total shareholder return (“TSR”) relative to the S&P 500 during 2012 and 2013. On the second anniversary of the grant, 50% of the final number of performance share units earned will be vested and released to the participant, with an additional 25% vesting and being released on the third anniversary of the grant date. Full vesting occurs on the fourth anniversary of the grant date. During the vesting period, nonvested awards earn the equivalent of dividends, which are credited as additional performance share units, subject to the same vesting and release schedule as the original awards. In the event of a retirement at age 62 or older or involuntary termination without cause, performance share units granted in 2012 will be released based on the following termination schedule: upon termination at least six months from the grant date, but earlier than the one-year anniversary, 25% of the share units actually earned as of the end of 2012 will be available for release on the second anniversary of the grant date and the remaining 75% of the earned award will be forfeit; upon termination on or after the first anniversary of the grant, but earlier than the second anniversary, 50% of the share units actually earned as of the end of 2012 will continue to vest and the remaining 50% will be forfeit; upon termination on or after the second anniversary of the grant, 100% of the awarded share units will continue to vest. Upon termination for other reason, unvested performance share units cease to vest and are forfeited.

February 8, 2012 Option Grant

Options granted to each of the named executive officers on February 8, 2012 as long-term incentive compensation are exercisable beginning 12 months after the grant date, with 25% of the shares in the grant becoming exercisable at that time and with an additional 25% of the shares becoming exercisable on each successive anniversary of the grant date. Full vesting occurs on the fourth anniversary of the grant date. The options were granted for a term of 10 years and may be subject to earlier termination if the executive terminates employment for reasons other than retirement. In the event of a retirement at age 62 or older, these options continue to vest and remain outstanding until the expiration of the 10-year term.

February 8, 2012 Restricted Stock Unit Awards

Restricted stock units granted to each of the named executive officers on February 8, 2012 vest over four years beginning 12 months following the grant date, with 25% of the shares becoming vested and available for release at that time, and an additional 25% vesting and becoming available for release on each successive anniversary of the grant date. Full vesting occurs on the fourth anniversary of the grant date. During the vesting period, nonvested awards earn the equivalent of dividends, which are credited as additional restricted stock units, subject to the same vesting and release schedule as the original awards. In the event of a retirement at age 62 or older or involuntary termination without cause, restricted stock units granted in 2012 continue to vest based on the following termination schedule: upon termination between six months from the grant date and the one-year anniversary, 25% of the awarded stock units will continue to vest; upon termination between the first and second anniversary of the grant, 50% of the awarded stock units will continue to vest; upon termination between the second and third anniversary of the grant, 75% of the awarded stock units will continue to vest; and upon termination after the third anniversary of the grant, 100% of the awarded stock units will continue to vest. Upon termination for other reason, unvested restricted stock units cease to vest and are forfeited.

COMPENSATION COMPONENTS IN PROPORTION TO TOTAL COMPENSATION

The combination of the compensation components granted to an executive officer and the amount of each component is influenced by the role of the person in the Company, market surveys, the total value of all the compensation, and benefits and perquisites available to the person. In general, the Company positions itself at the median for each of the different components of total pay so total compensation for the CEO and the named executive officers is comparable to the Company’s peers. The Compensation Committee reviews a tally sheet of all compensation, benefits and perquisites provided to the CEO and the named executive officers, primarily to confirm that the aggregate compensation recommended for the executive officer complies with this principle.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4) (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (5)($)
D. S. Fulton	02/11/2004	119,445	0	23.6660	02/11/2014	—	—	—	—
	02/16/2005	119,447	0	23.9220	02/16/2015	—	—	—	—
	02/15/2006	75,651	0	26.2690	02/15/2016	—	—	—	—
	02/14/2007	76,440	0	30.3890	02/14/2017	—	—	—	—
	02/20/2008	238,881	0	23.5570	02/20/2018	—	—	—	—
	06/19/2008	345,090	0	20.8720	06/19/2018	—	—	—	—
	02/18/2009	248,816	82,939	9.5280	02/18/2019	9,375	260,813	—	—
	02/18/2009(3)	0	331,755	9.5280	02/18/2019	—	—	—	—
	02/10/2010	199,059	199,059	14.8030	02/10/2020	21,600	600,912	—	—
	02/09/2011	39,750	119,250	24.160	02/09/2021	36,000	1,001,520	120,960	3,365,107
	02/08/2012	0	184,689	20.415	02/08/2022	55,407	1,541,423	135,192	3,761,038
P. M. Bedient	02/11/2004	26,544	0	23.6660	02/11/2014	—	—	—	—
	02/16/2005	29,199	0	23.9220	02/16/2015	—	—	—	—
	02/15/2006	18,581	0	26.2690	02/15/2016	—	—	—	—
	02/14/2007	25,217	0	30.3890	02/14/2017	—	—	—	—
	04/19/2007	53,087	0	28.9310	04/19/2017	—	—	—	—
	02/20/2008	67,683	0	23.5570	02/20/2018	—	—	—	—
	02/18/2009	47,374	15,792	9.5280	02/18/2019	1,785	49,659	—	—
	02/18/2009(3)	0	126,332	9.5280	02/18/2019	—	—	—	—
	02/10/2010	51,324	51,324	14.8030	02/10/2020	5,802	161,412	—	—
	02/10/2010	36,321	36,322	14.8030	02/10/2020	—	—	—	—
	02/09/2011	10,000	30,000	24.1600	02/09/2021	9,000	250,380	30,240	841,277
	02/08/2012	0	41,750	20.4150	02/08/2022	12,525	348,446	30,561	850,207
L.B. Burrows	02/11/2004	26,544	0	23.6660	02/11/2014	—	—	—	—
	02/16/2005	23,094	0	23.9220	02/16/2015	—	—	—	—
	02/15/2006	24,421	0	26.2690	02/15/2016	—	—	—	—
	02/14/2007	22,828	0	30.3890	02/14/2017	—	—	—	—
	02/20/2008	26,543	0	23.5570	02/20/2018	—	—	—	—
	03/31/2008	26,543	0	24.2050	03/31/2018	—	—	—	—
	02/18/2009	23,886	23,887	9.5280	02/18/2019	—	—	—	—
	02/10/2010	23,887	47,774	14.8030	02/10/2020	—	—	—	—
	10/14/2010	7,825	7,825	15,7800	10/14/2020	2,348	65,321	—	—
	02/09/2011	9,375	28,125	24.160	02/09/2021	8,438	234,745	28,350	788,697
	02/08/2012	0	43,750	20.4150	02/08/2022	13,125	365,138	32,025	890,936
T. F. Gideon	02/11/2004	7,698	0	23.6660	02/11/2014	—	—	—	—
	02/16/2005	38,091	0	23.9220	02/16/2015	—	—	—	—
	02/15/2006	41,409	0	26.2690	02/15/2016	—	—	—	—
	02/14/2007	50,433	0	30.3890	02/14/2017	—	—	—	—
	02/20/2008	13,272	0	23.5570	02/20/2018	—	—	—	—
	02/20/2008	49,369	0	23.5570	02/20/2018	—	—	—	—
	02/18/2009	25,687	21,896	9.5280	02/18/2019	2,475	68,855	—	—
	02/18/2009(3)	0	175,166	9.5280	02/18/2019	—		—	—
	02/10/2010	56,931	56,931	14.8030	02/10/2020	6,435	179,022	—	—
	02/10/2010	63,062	63,062	14.8030	02/10/2020	—	—	—	—
	02/09/2011	10,948	32,847	24.1600	02/09/2021	9,855	274,166	33,109	921,093
	02/08/2012	0	45,000	20.4150	02/08/2022	13,500	375,570	32,940	916,391
P.M. Orser	02/11/2004	5,575	0	23.6600	02/11/2014	—	—	—	—
	02/16/2005	16,723	0	23.9220	02/16/2015	—	—	—	—
	02/15/2006	22,297	0	26.2690	02/15/2016	—	—	—	—
	02/14/2007	22,828	0	30.3890	02/14/2017	—	—	—	—
	02/20/2008	22,296	0	23.5570	02/20/2018	—	—	—	—
	02/18/2009	12,540	4,180	9.5280	02/18/2019	—	—	—	—
	02/10/2010	14,995	14,996	14.8030	02/10/2020	—	—	—	—
	02/09/2011	9,080	27,240	24.1600	02/09/2021	8,173	227,373	13,730	381,975
	02/08/2012	0	39,996	20.4150	02/08/2022	12,000	333,840	14,640	407,285

Note: Grants awarded in 2012 are also reported in the Summary Compensation Table and the Grants of Plan Based Awards Table.

(1)	For a better understanding of the equity awards included in this table, we have provided the grant date.

(2)	With the exception of the special retention options granted on February 18, 2009, all option grants vest and are exercisable beginning 12 months after the grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date. Full vesting occurs on the fourth anniversary of the grant date. Options were granted for a term of 10 years, and may be subject to earlier termination if the executive terminates employment for reasons other than normal retirement. With the exception of options granted on February 9, 2011 and February 8, 2012, upon normal retirement, all unexercised options become exercisable. For options granted on February 9, 2011 and February 8, 2012, upon retirement at age 62 or older the option continues to vest until the original expiration date.

(3)	Retention options granted on February 18, 2009 to Mr. Fulton, Ms. Bedient, Mr. Orser, and Mr. Gideon vest and are exercisable beginning four years after the grant date, with 100% of the options vesting on that date. The options were granted for a term of 10 years, and may be subject to earlier termination if the executive terminates employment for reasons other than normal retirement. If the executive terminates employment prior to vesting for any reason other than death, disability or position elimination, the unexercised options are forfeited.

(4)	Stock awards granted on February 18, 2009, February 10, 2010, February 9, 2011, and February 10, 2012 are in the form of restricted stock units that vest over four years beginning 12 months following the grant date, with 25% of the units becoming vested and available for release at that time, and an additional 25% vesting and becoming available for release on each successive anniversary of the grant date. Full vesting occurs on the fourth anniversary of the grant date. During the vesting period, nonvested awards earn the equivalent of dividends, which are credited as additional restricted stock units, subject to the same vesting and release schedule as the original awards. Awards not yet released and any dividends credited to them are forfeited upon termination for any reason.

(5)	Values for restricted stock unit awards granted on February 18, 2009, February 10, 2010, February 9, 2011, and February 8, 2012 were computed by multiplying the market price of $27.82 for the Company’s common stock at end of fiscal year 2012 by the number of units.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. S. Fulton	0	0	82,503	1,682,703
P. M. Bedient	0	0	21,936	447,389
L.B. Burrows	0	0	4,138	91,707
T. F. Gideon	20,000	222,908	23,522	479,583
P.M. Orser	0	0	2,809	57,345

PENSION BENEFITS

Name	Plan Name	Years of Credited Service earned under Formula A (#) (1)	Present Value of Accumulated Benefit earned under Formula A ($) (2)	Years of Credited Service earned under Formula B (#) (3)	Present Value of Accumulated Benefit earned under Formula B ($) (4)	Total Years of Credited Service (#)	Total Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
D. S. Fulton	Pension Plan – Title B Supplemental Retirement Plan	34 34	1,633,251 6,268,487	3 3	97,420 372,488	37 37	1,730,671 6,640,975	0 0
P. M. Bedient	Pension Plan – Title B Supplemental Retirement Plan	7 7	327,387 712,187	3 3	83,331 180,417	10 10	410,718 892,604	0 0
L.B. Burrows	Pension Plan – Title B Supplemental Retirement Plan	21 21	997,704 1,813,260	3 3	84,302 153,118	24 24	1,082,005 1,966,378	0 0
T. F. Gideon	Pension Plan – Title B Supplemental Retirement Plan	32 32	1,541,215 3,364,587	3 3	86,648 189,042	35 35	1,627,864 3,553,629	0 0
P.M. Orser	Pension Plan – Title B Supplemental Retirement Plan	23 23	952,112 789,219	3 3	74,071 61,361	26 26	1,026,184 850,579	0 0
(1)	Number of years of credited service as of December 31, 2009 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula A accrued benefit only.

(2)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the Company’s audited financial statements for fiscal year 2012, using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula A, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

3)	Number of years of credited service computed beginning on January 1,2010 and ending as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the Company’s audited financial statements for fiscal year 2012 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula B accrued benefit only.

(4)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the Company’s audited financial statements for fiscal year 2012, using age 65, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula B, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

The Weyerhaeuser Pension Plan is a noncontributory, defined benefit pension plan. Title B, for salaried employees, provides normal retirement at age 65 and early retirement may be elected by any participant who has reached age 55 and has at least 10 years of vesting service. Each of the named executive officers is eligible for early retirement. Title B of the Plan consists of two separate Formulas. Service accrued prior to January 1, 2010 was earned under Formula A and service accrued on and after January 1, 2010 is earned under Formula B. The annual retirement benefit payable upon normal retirement under Formula A is equal to (i) 1.1% of the participant’s average salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued through December 31, 2009, plus (ii) 0.45% of such highest average annual salary in excess of the participant’s Social Security integration level (as such term is defined in the Plan), multiplied by the number of years of credited service accrued through December 31, 2009. The annual retirement benefit payable upon normal retirement under Formula B is equal to (i) 0.8% of the participant’s average salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued on or after January 1, 2010, plus (ii) 0.3% of such highest average annual salary in excess of the participant’s Social Security integration level (as such term is defined in the Plan), multiplied by the number of years of credited service accrued on and after January 1, 2010. The benefit payable upon early retirement under Formula A is a percentage of the benefit that would be payable upon normal retirement and ranges from 72% at age 55 to 100% at age 62. The benefit payable upon early retirement under Formula B is a percentage of the benefit that would be payable upon normal retirement and ranges from approximately 47% at age 55 to 100% at age 65. A participant in a defined benefit pension plan generally is limited under the Internal Revenue Code to an annual benefit at Social Security normal retirement age of the lesser of (i) $200,000 (in 2012, but subject to adjustment) or (ii) 100% of the participant’s average compensation during the consecutive three-year period in which he or she received the highest compensation. Further reduction of this limitation may be required for retirement prior to the Social Security normal retirement age. The compensation used in determining benefits under this Plan is limited by Internal Revenue Code Section 401(a)(17) ($250,000 in 2012, but subject to adjustment). Supplemental Retirement Plan benefits are paid from the general funds of the Company and are determined by applying the formula under the Plan – Title B – for salaried employees but including benefits and compensation that exceed the Internal Revenue Code limitations described above.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
D. S. Fulton	0	0	740,244	0	2,137,777
P. M. Bedient	400,000	60,000	700,809	0	2,381,729
L.B. Burrows	0	0	106,416	0	3,607,185
T. F. Gideon	0	0	154,192	0	468,890
P.M. Orser	0	0	46,107	0	1,562,870

(1)	The amount deferred and reported in this column is included in the Summary Compensation Table as salary earned and paid in 2012.

(2)	Employer paid premium on amounts deferred by the executive into the common stock equivalents account in the deferral plan, which are included in “All Other Compensation” in the Summary Compensation Table.

(3)	Fiscal 2012 earnings, which includes interest on amounts deferred into the fixed interest account of the deferral plan and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred in the common stock equivalents account in the deferral plan.

(4)	Amounts deferred and reported in this column include amounts that were reported as compensation in the Company’s Summary Compensation Table for previous years, interest earned on amounts deferred into the fixed-interest account of the deferral plan, any premium for amounts deferred into the common stock equivalents account in the deferral plan, and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred into the common stock equivalents account in the deferral plan.

Executive officers in the United States are eligible for a deferral program. The deferral plan provides the opportunity to defer base salary and cash incentives for payment at a future date. The executive may defer between 10% and 50% of his or her base salary and up to 100% of his or her cash bonus. The interest earned for deferred compensation is determined each year by the Compensation Committee. The current interest rate formula is the average of the 90-day Treasury bill rate over the prior year, plus 3%.

Under the deferral plan, executive officers can choose to defer all or a portion of any cash incentives into a deferral account denominated in Weyerhaeuser common stock equivalent units with a 15% premium applied if payment is delayed for at least five years. The amount designated to be deferred in the form of common stock equivalent units and any premium is divided by the median price per share of Company stock for the last 11 trading days of January to determine the number of deferred stock equivalent units credited to executive’s account. Deferred stock units earn the equivalent of dividends, which are credited as additional deferred stock units. The value of the deferred account grows or declines based on the performance of Weyerhaeuser stock (plus dividends). The purpose of the program is to further align executive interests with those of shareholders by providing an incentive linked to the performance of Weyerhaeuser stock.

For deferrals in years prior to 2005, deferred amounts are paid in the year specified or upon the event specified by the executive. Beginning in 2005, amounts deferred may be paid to the executive beginning the year after the executive’s separation from service, up to five years following his or her separation from service. Payments may be made in a lump sum or up to 20 equal annual payments or for a maximum of five annual payments if the executive left the Company for reasons other than death, disability or retirement. For deferrals made prior to 2011, payments from the stock equivalents accounts are in cash, and are determined by multiplying the number of common stock equivalent units in the executive’s account by the median price per share of Company stock for the last 11 trading days of January of the payment year. Beginning in 2011, payments from the stock equivalents accounts are in cash, and are determined by multiplying the number of common stock equivalent units in the executive’s account by the closing price per share of Company stock on the transfer. No withdrawals or other distributions are permitted under the terms of the deferral plan before the executive’s specified payment date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

CHANGE IN CONTROL

The Company has agreements with each of its executive officers providing for specified payments and other benefits if, within the period from the effective date of a change in control and 24 calendar months following the effective date of a change in control of the Company, the officer’s employment is terminated by the Company or its successor for reasons other than cause, mandatory retirement, early retirement, disability or death. Cause is defined as a participant’s:

•

willful and continued failure to perform substantially the officer’s duties after the Company delivers to the participant written demand for substantial performance specifically identifying the manner in which the officer has not substantially performed his or her duties;

•	conviction of a felony; or
•	willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

Mandatory retirement is defined as age 65. Disability is defined by the Weyerhaeuser Pension Plan, or in any successor to such plan.

These payments and benefits also would be paid if the officer terminates his or her employment for “Good Reason.” The officer would be considered to have left for Good Reason if there has been:

•	a material reduction in the officer’s position, title or reporting responsibilities existing prior to the change in control;
•

a requirement that the officer be based in a location that is at least 50 miles farther from the Company’s headquarters than the officer’s primary residence was located immediately prior to the change in control;

•	a reduction by the Company in the officer’s base salary as of the effective date;
•	a material reduction in the officer’s benefits unless the overall benefits provided are substantially consistent with the average level of benefits of the other officers holding similar positions; or
•	a material reduction in the officer’s level of participation in any of the Company’s short- or long-term incentive compensation plans.

If an officer is terminated without cause or leaves for Good Reason during the period described above following a change in control, the officer will receive:

•	an amount equal to three times the highest rate of the officer’s annualized base salary rate in effect prior to the change in control;
•	three times the officer’s target annual bonus established for the bonus plan year in which the officer’s date of termination occurs;
•	an amount equal to the officer’s unpaid base salary and accrued vacation pay through the effective date of termination;
•	the officer’s earned annual bonus prorated for the number of days in the fiscal year through the date of the officer’s termination;
•

continuation of health care benefits and group term life insurance for the officer for 36 months or, if substantially similar coverage is impractical, payment of $25,000 each year for three years (net of required payroll and income tax withholding);

•

full vesting of the officer’s benefits under any and all supplemental retirement plans in which the officer participates, calculated under the assumption that the officer’s employment continues following the officer’s termination date for three full years; and

•	an amount equal to the value of any premiums on share equivalents forfeited in connection with the officer’s termination.

In addition, in accordance with the terms of the Company’s long-term incentive plans, following a change in control, outstanding stock options and restricted stock held by executive officers would vest and become exercisable unearned performance shares would be deemed to have been earned at target, and earned performance shares would vest and be released only if the officer were terminated within the period beginning as of the change in control and ending 24 months after the change in control.

SEVERANCE

Agreements with each of the Company’s executive officers provide for severance benefits if the executive’s employment is terminated when there is no change in control unless the termination is for cause, or is the result of the Company’s mandatory retirement policy, death, disability or voluntary termination of employment by the executive. The severance benefit payable is an amount equal to:

•	one and one-half times the highest base salary rate paid to the executive prior to termination;
•	one and one-half times the target annual bonus established for the bonus plan year in which the termination occurs;
•	the amount of the executive’s unpaid base salary and accrued vacation pay through the date of the termination;
•	the officer’s earned annual bonus prorated for the number of days in the fiscal year through the date of the officer’s termination; and
•	a payment of $10,000 for health care insurance, net of required payroll and income tax withholding.

The severance benefit payable to Mr. Fulton is the same as described above except that the amount paid for base salary is two times his highest base salary rate and the amount for target bonus is two times his target annual bonus.

POTENTIAL PAYMENT AMOUNTS

The following tables describe potential payments to the named executive officers that could be made upon termination or a change in control. All amounts assume the named executive officer terminated employment as of December 31, 2012.

Executive Benefits and Payments Upon Termination of D. S. Fulton	Early Retirement	Disability	Severance (1)	For Cause Termination	Change in Control (CIC) Involuntary or Good Reason Termination	Death
Compensation:
Salary (including payout of vacation)	$207,692	$207,692	$2,007,692	$207,692	$2,907,692	$207,692
Annual Incentive Plan (AIP)	$855,000(a)	$855,000(a)	$3,105,000(b)	$0	$4,230,000(d)	$855,000(a)
Stock Options (2)	$5,912,348(e)	$11,980,811(g)	$11,781,300(i)	$0	$11,980,811(l)	$11,980,811(s)
Restricted Stock (3)	$748,991(m)	$4,368,908(o)	$1,612,162(p)	$0	$5,126,391(l)	$4,368,908(t)
Performance Share Units (4)	$2,746,359(q)	$7,423,197(r)	$2,746,359(q)	$0	$7,423,197(l)	$7,423,197(r)
Nonqualified Deferred Compensation (5)	$0	$0	$0	$0	$0	$0
Gross Up Payment (6)	$0	$0	$0	$0	$0	$0

Benefits and Perquisites:
Increase to Pension (7)	$0	$0	$0	$0	$479,787	$0
Life and Health Care Insurance (8)	$0	$0	$15,736	$0	$118,017	$0
Life Insurance Proceeds (9)	$0	$0	$0	$0	$0	$500,000
Outplacement Services (10)	$0	$0	$20,000	$0	$20,000	$0

*	Mr. Fulton is eligible for early retirement, but is not eligible for normal retirement based on his age

Executive Benefits and Payments Upon Termination of P. M. Bedient	Early Retirement	Disability	Severance (1)	For Cause Termination	Change in Control (CIC) Involuntary or Good Reason Termination	Death
Compensation:
Salary (including payout of vacation)	$0	$0	$900,000	$0	$1,800,000	$0
Annual Incentive Plan (AIP)	$575,000(a)	$575,000(a)	$1,340,000(c)	$0	$2,105,000(d)	$575,000(a)
Stock Options (2)	$288,867(f)	$4,159,579(h)	$3,130,803(j)	$0	$4,159,579(l)	$4,159,579(s)
Restricted Stock (3)	$0(n)	$1,086,482(o)	$409,640(p)	$0	$1,231,104(l)	$1,086,482(t)
Performance Share Units (4)	$0(q)	$1,763,355(r)	$0(q)	$0	$1,763,355(l)	$1,763,355(r)
Nonqualified Deferred Compensation (5)	$0	$0	$0	$0	$75,206	$0
Gross Up Payment (6)	$0	$0	$0	$0	$0	$0

Benefits and Perquisites:
Increase to Pension (7)	$0	$0	$0	$0	$442,663	$0
Life and Health Care Insurance (8)	$0	$0		$$0		$$0
Life Insurance Proceeds (9)	$0	$0	$0	$0	$0	$500,000
Outplacement Services (10)	$0	$0	$20,000	$0	$20,000	$0

*	Ms. Bedient is eligible for early retirement, but is not eligible for normal retirement based on her age.

Executive Benefits and Payments Upon Termination of L.B. Burrows	Early Retirement	Disability	Severance (1)	For Cause Termination	Change in Control (CIC) Involuntary or Good Reason Termination	Death
Compensation:
Salary (including payout of vacation)	$10,346	$10,346	$817,346	$10,346	$1,624,346	$10,346
Annual Incentive Plan	$750,000(a)	$750,000(a)	$1,435,950(c)	$0	$2,121,900(d)	$750,000(a)
Stock Options (2)	$436,941(f)	$1,579,934(g)	$725,651(j)	$0	$1,579,934(l)	$1,579,934(s)
Restricted Stock (3)	$0(n)	$692,718(o)	$211,233(p)	$0	$692,718(l)	$692,718(t)
Performance Share Units (4)	$0(q)	$1,749,505(r)	$0(q)	$0	$1,749,505(l)	$1,749,505(r)
Nonqualified Deferred Compensation (5)	$0	$0	$0	$0	$0	$0
Gross Up Payment (6)	$0	$0	$0	$0	$0	$0

Benefits and Perquisites:
Increase to Pension (7)	$0	$0	$0	$0	$501,380	$0
Life and Health Care Insurance (8)	$0	$0	$13,596	$0	$101,971	$0
Life Insurance Proceeds (9)	$0	$0	$0	$0	$0	$500,000
Outplacement Services (10)	$0	$0	$20,000	$0	$20,000	$0

*	Mr. Burrows is eligible for early retirement, but is not eligible for normal retirement based on his age.

Executive Benefits and Payments Upon Termination of T. F. Gideon	Early Retirement	Disability	Severance (1)	For Cause Termination	Change in Control (CIC) Involuntary or Good Reason Termination	Death
Compensation:
Salary (including payout of vacation)	$80,769	$80,769	$980,769	$80,769	$1,880,769	$80,769
Annual Incentive Plan (AIP)	$405,000(a)	$405,000(a)	$1,170,000(c)	$0	$1,935,000(d)	$405,000(a)
Stock Options (2)	$400,522(f)	$5,620,052(g)	$4,320,364(j)	$0	$5,620,052(l)	$5,620,052(s)
Restricted Stock (3)	$0(n)	$1,190,084(o)	$450,283(p)	$0	$1,390,611(I)	$1,190,084(t)
Performance Share Units (4)	$0(q)	$1,915,788(r)	$0(q)	$0	$1,915,788(l)	$1,915,788(r)
Nonqualified Deferred Compensation (5)	$0	$0	$0	$0	$0	$0
Gross Up Payment (6)	$0	$0	$0	$0	$0	$0

Benefits and Perquisites:
Increase to Pension (7)	$0	$0	$0	$0	$553,800	$0
Life and Health Care Insurance (8)	$0	$0	$15,735	$0	$118,017	$0
Life Insurance Proceeds (9)	$0	$0	$0	$0	$0	$500,000
Outplacement Services (10)	$0	$0	$20,000	$0	$20,000	$0

*	Mr. Gideon is eligible for early retirement, but is not eligible for normal retirement based on his age.

Executive Benefits and Payments Upon Termination of P.M. Orser	Early Retirement	Disability	Severance (1)	For Cause Termination	Change in Control (CIC) Involuntary or Good Reason Termination	Death
Compensation:
Salary (including payout of vacation)	$0	$0	$780,000	$0	$1,560,000	$0
Annual Incentive Plan (AIP)	$509,449(a)	$509,449(a)	$1,172,449(c)	$0	$1,835,449(d)	$509,449(a)
Stock Options (2)	$76,461(f)	$667,532(g)	$281,337(j)	$0	$667,532(l)	$667,532(s)
Restricted Stock (3)	$0(n)	$583,413(o)	$165,912(p)	$0	$583,413(I)	$583,413(t)
Performance Share Units (4)	$0(q)	$823,727(r)	$0(q)	$0	$823,727(l)	$823,727(r)
Nonqualified Deferred Compensation (5)	$0	$0	$0	$0	$0	$0
Gross Up Payment (6)	$0	$0	$0	$0	$0	$0

Benefits and Perquisites:
Increase to Pension (7)	$0	$0	$0	$0	$408,382	$0
Life and Health Care Insurance (8)	$0	$0	$13,596	$0	$101,971	$0
Life Insurance Proceeds (9)	$0	$0	$0	$0	$0	$500,000
Outplacement Services (10)	$0	$0	$20,000	$0	$20,000	$0

*	Mr. Orser is eligible for early retirement, but is not eligible for normal retirement based on his age.

(1)	Severance benefits payable when there is no change in control, unless the termination is for cause, meets the requirements of the Company’s mandatory retirement policy, death, disability or voluntary termination of employment by the executive.

(2)	Stock option values reflect the intrinsic value of unvested options that would accelerate or continue to vest upon termination, as of December 31, 2012.

(3)	Restricted stock values reflect the intrinsic value of unvested RSUs that would accelerate or continue to vest upon termination, as of December 31, 2012.

(4)	Performance share unit values reflect the intrinsic value of unvested PSUs that would accelerate or continue to vest upon termination as of December 31, 2012. The value reflects performance as of December 31, 2012; actual value earned would depend on performance for the full performance period ending December 31, 2013.

(5)	The amount equal to the value of any premiums on share equivalents under the Deferred Compensation Plan that would be forfeited in connection with the officer’s termination.

(6)	The Company does not provide tax gross up payments for change in control or severance benefits.

(7)	This is an estimated present value of annual increase in pension payments required pursuant to the executive officer’s Change in Control Agreement with the Company. The annual incremental increase assumes credit for three additional years of service applied to benefits earned under Formula B and three additional years of age applied to benefits earned under Formula A and Formula B following termination of employment.

(8)	The amount assumes continuation of health care benefits and group term life insurance for the officer following termination due to job elimination or change in control, net of required payroll and income tax withholding.

(9)	Amounts for group supplemental executive term life insurance are two and one half times base salary, with a maximum coverage of $700,000 when combined with Company base life amount; base life for all salaried employees is two times base salary.

(10)	Outplacement services with a value of up to $20,000 are available following termination. If the services are used by the executive officer, the fees are paid directly to the outplacement service provider.

(a)	Payment of annual incentive for terminations due to early retirement, disability or death is based on performance and prorated for days of employment during the performance period.

(b)	Payment of the annual incentive is calculated as two times the target annual bonus established for the bonus plan year in which the termination occurs, plus the earned annual bonus prorated for the number of days in the fiscal year through the date of termination.

(c)	Payment of the annual incentive amount is calculated as one and one half times the target annual bonus established for the bonus plan year in which the termination occurs, plus the earned annual bonus prorated for the number of days in the fiscal year through the date of termination.

(d)	Payment of the annual incentive is calculated as three times the target annual bonus established for the bonus plan year in which the termination occurs, plus the earned annual bonus prorated for the number of days in the fiscal year through the date of termination.

(e)	Upon early retirement at or after age 62, but before age 65, with at least 10 years of service: for special options granted in 2009, unvested options are forfeited; for annual options granted in 2009, and 2010, vesting accelerates; and for annual options granted in 2012 and 2011, vesting continues. Vested options remain exercisable through original term.

(f)	Upon early retirement at or after age 55, but before age 62 with at least 10 years of service: for special options granted in 2009 and for annual options granted in 2010, unvested options are forfeited and vested options remain exercisable for lesser of five years or original term; for annual options granted in 2012 and 2011, unvested options are forfeited and vested options remain exercisable for lesser of three years or original term; for annual options granted in 2009, vesting continues, and vested options remain exercisable for lesser of five years or original term.

(g)	Upon termination due to disability when executive has at least 10 years of service: vesting accelerates for annual options granted in 2012, 2011 and 2010 and special options granted in 2009, and vesting continues for annual options granted in 2009; vested options granted in 2012 and 2011 remain exercisable for the lesser of three years or the original term; vested options granted in 2010 remain exercisable for lesser of 12 months or original term; and other vested options remain exercisable for lesser of five years or original term.

(h)	Upon termination due to disability when executive has at least 10 years of service: vesting accelerates for annual options granted in 2012, 2011 and 2010 and special options granted in 2009, and vesting continues for annual options granted in 2009; vested options granted in 2012 and 2011 remain exercisable for the lesser of three years or the original term; vested options granted in 2010 remain exercisable for the lesser of 12 months or the original term; and other vested options remain exercisable for the lesser of three years or the original term.

(i)	Upon termination without cause on or after age 62, but before age 65, with at least 10 years of service: for special options granted in 2009, a prorated number of options vest and are exercisable for the lesser of three years or the original term; for annual options granted in 2012 and 2011, vesting continues and vested options remain exercisable for the original term; for annual options granted in 2009, and 2010, vesting accelerates and vested options remain exercisable for the original term.

(j)	Upon termination without cause at or after age 55, but before age 62 with at least 10 years of service: for annual options granted in 2012 and 2011, vesting continues for one year and vested options remain exercisable for the lesser of three years or the original term; for annual options granted in 2010, vesting continues for one year and vested options remain exercisable for the lesser of five years or the original term; for special options granted in 2009, a prorated number of options vest, and vested options remain exercisable for the lesser of three years or the original term; for annual options granted in 2009, vesting continues, and vested options remain exercisable for the lesser of five years or the original term.

(k)	Upon termination without cause before 10 years of service: for annual options granted in 2010, 2011, and 2012, vesting continues for one year and vested options remain exercisable for the lesser of three years or the original term; for special options granted in 2009, a prorated number of options vest, and vested options remain exercisable for the lesser of three years or the original term; for annual options granted in 2009, vesting continues, and vested options remain exercisable for the lesser of three years or the original term.

(l)	In the event of a change in control of the Company, all outstanding stock options held by the officer become vested and may be exercised for the remaining term of the grant, vesting of all unvested RSUs accelerates; and vesting of PSUs accelerates assuming target performance.

(m)	Upon early retirement on or after age 62, but before age 65, with at least 10 years of service: For RSUs granted in 2012 and 2011, if termination occurs less than six months from grant, the award is canceled; if termination occurs more than six months from grant, vesting continues for one year. For RSUs granted in 2009, and 2010, unvested shares are forfeited.

(n)	Upon early retirement on or after age 55, but before age 62, with at least 10 years of service, all unvested RSUs are forfeited.

(o)	Upon termination due to disability, vesting of RSUs granted in 2010, 2011, and 2012 accelerates. For RSUs granted in 2009, unvested RSUs are forfeited.

(p)	Upon termination without cause: For RSUs granted in 2012 and 2011, if termination occurs less than six months from grant, the award is canceled; if termination occurs more than six months from grant, vesting continues for one year. For RSUs granted in 2010, the next tranche vests. For RSUs granted in 2009, unvested shares are forfeited.

(q)	Upon early retirement on or after age 62, but before age 65, with at least 10 years of service, for PSUs granted in 2012 and 2011, if termination occurs less than six months from grant, the award is canceled; if termination occurs more than six months but less than one year from grant, 25% of earned shares (based on actual performance) will be released on the second anniversary of grant; if termination occurs more than one year, but less than two years, from grant, vesting continues on earned shares for one additional year; if termination occurs more than two years from grant, vesting continues on all earned shares. Upon early retirement on or after age 55, but before age 62, with at least 10 years of service, all unvested PSUs are cancelled.

(r)	Upon termination due to death or disability, the actual number of shares earned based on achievement of performance goals would be released on the later of the end of the performance period or the date of termination. Values shown in the table represent performance to date; actual shares earned will depend on actual performance at end of the two-year performance period.

(s)	Upon termination due to death, unvested stock options are vested. For options granted in 2012 and 2011, vested options remain exercisable for lesser of three years or the original term. For options granted in 2010, vested options remain exercisable for the lesser of 12 months or the original term. For all other options, vested options remain exercisable for the lesser of two years or the original term.

(t)	Upon termination due to death, vesting of unvested RSUs accelerates for grants made in 2012, 2011 and 2010; unvested RSUs for grants made in 2009 are forfeited.

INFORMATION ABOUT SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table describes as of December 31, 2012, the number of shares subject to outstanding equity awards under the company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) and 1998 Long-Term Incentive Compensation Plan (the “1998 Plan”), the weighted average exercise price of outstanding stock options and stock appreciation rights, and the number of shares available for future issuance under the 2004 Plan.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)
Equity compensation plans approved by security holders(1)	26,423,028	$22.38	11,848,635
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	26,423,028	$22.38	11,848.635

(1)	Includes 1,648,752 restricted stock units and 814,232 performance share units. Because there is no exercise price associated with restricted stock units and performance share units, such stock units are not included in the weighted average price calculation.

The following table describes as of the record date, February 15, 2013, the number of shares subject to outstanding equity awards under the 2004 Plan and the 1998 Plan, the weighted average exercise price of outstanding stock options and stock appreciation rights, and the number of shares available for future issuance under the 2004 Plan.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)
Equity compensation plans approved by security holders(1)	26,298,728	$22.97	8,943,473
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	26,298,728	$22.97	8,943,473

(1)	Includes 1,765,003 restricted stock units and 1,219,075 performance share units. Because there is no exercise price associated with restricted stock units and performance share units, such stock units are not included in the weighted average price calculation.

The weighted average time to expiration of outstanding stock options as of February 15, 2013 was 4.95 years.

ITEM 2—MANAGEMENT PROPOSAL TO APPROVE THE WEYERHAEUSER COMPANY 2013 LONG-TERM INCENTIVE PLAN

The Company’s board believes that the effective use of stock-based long-term incentive compensation is vital to its ability to recruit, hire and retain the persons required to successfully execute the Company’s business plans and achieve strong performance in the future by providing a direct link between compensation and long-term value creation. The Company’s current long-term incentive plan will terminate as of April 13, 2013. Accordingly, the board is seeking shareholder approval of the Weyerhaeuser Company 2013 Long-Term Incentive Plan (the “2013 Plan”). The board approved the 2013 Plan on February 14, 2013, subject to shareholder approval at the annual meeting. The board recommends that shareholders vote for approval of the 2013 Plan.

If the 2013 Plan is approved by shareholders, it will replace the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) and 1998 Long-Term Incentive Compensation Plan (the “1998 Plan” and collectively with the 2004 Plan, the “Prior Plans”), which will be terminated as to new awards subject to the approval of the 2013 Plan. Outstanding awards under the Prior Plans will continue to be governed by the terms of the Prior Plans until exercised, expired or otherwise terminated or canceled. As of February 15, 2013, 8,943,473 shares of common stock were available for issuance under the 2004 Plan and an aggregate of 26,298,728 shares of common stock were subject to outstanding awards under the 2004 Plan and the 1998 Plan.

The 2013 Plan authorizes the issuance of 10,000,000 shares of common stock. In addition, shares authorized for issuance under the Prior Plans may become available for issuance under the 2013 Plan to the extent such shares, as of the date of shareholder approval of the 2013 Plan (a) have not been issued under the 2004 Plan and are not subject to outstanding awards under the 2004 Plan, or (b) are subject to outstanding awards under the Prior Plans, but subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares).

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we generally are prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the principal executive officer and the three other most highly compensated named executive officers (excluding the principal financial officer). Compensation that qualified as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation under

Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders. The material terms include a description of the employees eligible to receive the awards, a description of the business criteria on which the performance goals may be based, and the maximum amount of compensation that could be paid to an employee. Shareholder approval of the 2013 Plan also will provide flexibility to grant awards under the 2013 Plan that qualify as “performance-based” compensation under Section 162(m) of the Code.

The following description of the 2013 Plan is a summary, does not purport to be a complete description of the 2013 Plan and is qualified in its entirety by the full text of the 2013 Plan. A copy of the 2013 Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

DESCRIPTION OF THE 2013 PLAN

Purpose

The purpose of the 2013 Plan is to attract, retain and motivate employees, officers, and directors key to the growth and success of the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

Administration

The 2013 Plan will be administered by the Compensation Committee of the Board, which must be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. The Board may delegate concurrent administration of the 2013 Plan to different committees consisting of two or more members of the Board in accordance with the 2013 Plan’s terms, except with respect to benefits to non-employee directors and to officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, or subject to Section 15 of the 2013 Plan relating to Section 162(m). In addition, the Board or the Compensation Committee may delegate granting authority to one or more officers of the Company in accordance with the terms of the 2013 Plan. References to the “Committee” in this plan description are, as applicable, to the Board or the Compensation Committee, or other committee or officers authorized to administer the 2013 Plan.

The Committee is authorized to select the persons to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions and provisions of such awards, as well as to interpret and administer the 2013 Plan and any award or agreement entered into under the 2013 Plan.

Eligibility

Awards may be granted under the 2013 Plan to employees, officers, or directors of the Company and its related companies selected by the Committee. As of the record date, February 15, 2013, approximately 12,480 persons were eligible to receive grants under the 2013 Plan. However, under the Company’s existing equity compensation guidelines, approximately 870 persons were eligible to receive grants under the 2013 Plan as of the same date.

Number of Shares

The number of shares of common stock initially authorized for issuance under the 2013 Plan is 10,000,000 shares. In addition, if the 2013 Plan is approved by shareholders, as of the record date, February 15, 2013, the 8,943,473 shares not issued or subject to outstanding awards under the 2004 Plan, plus the 26,298,728 shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares), will automatically become available for issuance under the 2013 Plan. The shares of common stock issuable under the 2013 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

If any award lapses, expires, terminates or is canceled prior to the issuance of shares or if shares are issued under the 2013 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for issuance under the 2013 Plan. In addition, the following shares will become available for issuance under the 2013 Plan:

•	shares tendered by a participant as full or partial payment upon exercise of a stock option;

•

shares reserved for issuance upon grant of stock appreciation rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights; and

•	shares withheld by, or otherwise tendered to, the Company to satisfy a participant’s tax withholding obligations with respect to the grant, vesting or exercise of an award.

Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not reduce the number of shares authorized for issuance under the 2013 Plan.

If certain changes in our common stock occur by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the 2013 Plan, (b) the maximum number and kind of securities issuable as incentive stock options, (c) the maximum number and kind of securities issuable as “performance-based” compensation under Section 162(m) of the Code and (d) the number and kind of securities subject to any outstanding awards and the per share price of such securities.

The closing price of our common stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions on February 15, 2013 was $30.65 per share.

Types of Awards

The 2013 Plan permits the granting of any or all of the following types of awards:

Stock Options

Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Fair market value means, as of a given date, the average of the high and low price of our common stock. At the time of grant, the Committee determines when stock options are exercisable and what the term of the stock options will be, except that the term cannot exceed 10 years. If the stock option grant does not provide otherwise, stock options will typically vest over a four-year period, with 25% of the grant vesting on the first anniversary of the grant date and 25% vesting on each three subsequent anniversaries of the grant date.

In the event of termination of service with the Company or a related company, a participant will be able to exercise his or her stock option for the period of time and on the terms and conditions determined by the Committee and stated in the stock option grant. In case a participant’s termination of service occurs for cause, all options granted to the participant automatically expire upon first notification to the participant of such termination, unless the Committee determines otherwise.

Stock Appreciation Rights (SARs)

The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2013 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot be more than 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Stock Awards, Restricted Stock and Stock Units

The Committee may grant awards of shares of common stock or awards designated in units of common stock. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee.

Performance Awards

The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock. Performance units are units valued by reference to a designated amount of property other than shares of common stock. Performance shares and performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be payable in stock, cash or other property, or a combination thereof.

Other Stock or Cash-Based Awards

The Committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2013 Plan and any other terms and conditions determined by the Committee.

No Repricing

Without shareholder approval, the Committee is not authorized to (a) lower the exercise or grant price of an option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2013 Plan, such as stock splits, (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or similar corporate transaction or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria

Under Section 162(m) of the Code, we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. These officers are known as “covered employees.” However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Stock options and SARs are considered “performance-based” compensation under Section 162(m) as long as they are granted by the Committee under a shareholder-approved plan that states the maximum number of shares or rights that may be granted during a specified period to any employee. Consequently, stock options and SARs granted under the 2013 Plan are not intended to be subject to the performance-based provisions of the Plan. For other Plan awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, performance goals may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any affiliate or business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); funds from operations and funds from operation per share; revenues; operating margins; return on assets; return on equity; return on net assets; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management, or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole (or of any affiliate or business unit) under one or more of the performance criteria described above relative to the performance of other corporations.

The measurements used to evaluate performance, which are set out in the grant may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

Adjustments

Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code may be adjusted downwards but not upwards. In addition, achievement of the applicable performance goals related to an award may not be waived, except in the case of the participant’s death or disability or a change in control of the Company. Section 162(m) of the Code requires that a qualifying committee certify that performance goals were achieved before the payment of the “performance-based” compensation. In the event awards subject to performance goals are credited with dividends, the dividends are not paid unless the performance goals are satisfied and the Awards become vested and payable.

Limitations

Subject to certain adjustments for changes in our corporate or capital structure, no participant in the 2013 Plan may be granted in any 12-month period options or SARS for more than 2,000,000 shares, or awards intended to qualify as “performance-based” compensation under which more than 1,000,000 shares of common stock may be earned for each 12 months in the performance period. In any calendar year, no participant may be granted other awards denominated in cash under which more than $10,000,000 may be earned for each 12 months in the performance period. In any However, newly hired persons may be granted up to two times those limits during the first year of the person’s employment with the Company.

Assignability

No award or interest in an award may be sold, assigned, pledged or transferred by a participant in the 2013 Plan except by will or to a designated beneficiary in the case of the participant’s death. The Committee may, however, permit a participant to transfer stock options or SARs without consideration to the extent permitted by Section 422 of the Code.

Change of Control

Effect of Change of Control

Under the 2013 Plan, unless the Committee determines otherwise in the instrument evidencing an award or, if not provided in such instrument, in a written employment, services or other agreement between a participant and the Company or a related company, in the event of a change of control:

•

If the change of control is a business combination in which awards, other than performance shares and performance units, could be converted, assumed, substituted for or replaced by the successor company, then, to the extent that the successor company converts, assumes, substitutes for or replaces such awards, the vesting restrictions and forfeiture provisions applicable to such awards will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such awards. To the extent such outstanding awards are not converted, assumed, substituted for or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control. Such awards will then terminate at the effective time of the change of control.

•

If the change of control is not a business combination in which awards, other than performance shares and performance units, could be converted, assumed, substituted for or replaced by the successor company, all outstanding awards, other than performance shares and performance units, will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control. Such awards will then terminate at the effective time of the change of control.

•

All performance shares and performance units earned and outstanding as of the date the change of control occurs and for which the payout level has been determined will be payable in full in accordance with the payout schedule included in the instrument evidencing the award. Any remaining outstanding performance shares or performance units for which the payout level has not been determined will be payable in accordance with the payout schedule included in the instrument evidencing the award.

•	The Committee may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

Definition of Change of Control and Business Combination

Unless otherwise defined in the instrument evidencing an award or, if not provided in such instrument, in a written employment, services or other agreement between a participant and the Company or a related company, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any person, entity or group of beneficial ownership of 30% or more, whether or not approved in advance by a majority of the incumbent board, of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (generally excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related company, or an acquisition pursuant to certain related party transactions);

•

a change in the composition of the board during any 24-consecutive month period such that the incumbent board members cease to constitute at least a majority of the board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent board); or

•

consummation of a business combination, which is generally defined as a merger or consolidation, a sale of at least 60% of the Company’s outstanding voting securities, or a sale, lease or other transfer of all or substantially all of the assets of the Company, unless:

(a) after such transaction the beneficial owners of common stock and voting securities immediately prior to the transaction retain at least 60% of such common stock and voting securities of the company resulting from such transaction,

(b) no person beneficially owns 30% or more of the then outstanding common stock or voting securities of the company resulting from such transaction, and

(c) at least a majority of the board of directors of the company resulting from such transaction were incumbent directors of the Company prior to such transaction.

If we dissolve or liquidate, unless the Committee determines otherwise, outstanding awards will terminate immediately prior to such dissolution or liquidation.

Term, Termination and Amendment

Unless earlier terminated by the board or the Committee, the 2013 Plan will terminate, and no further awards may be granted, 10 years after the date on which it is approved by shareholders. The board or the Committee may amend, suspend or terminate the 2013 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, other than Section 162(m) of the Code, shareholder approval will be required for any amendment, and only the board may amend the 2013 Plan if shareholder approval of the amendment is required. The amendment, suspension or termination of the 2013 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2013 Plan generally applicable to the Company and to participants in the 2013 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

Restricted Stock Awards

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided the election is properly made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Restricted Stock Units

A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

Performance Awards

A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award.

Other Stock or Cash-Based Awards

The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code

We intend that awards granted under the 2013 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2013 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2013 Plan until all tax withholding obligations are satisfied.

NEW PLAN BENEFITS

A new plan benefits table for the 2013 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2013 Plan if the 2013 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2013 Plan will be made at the Compensation Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our named executive officers during the fiscal year ended December 31, 2012. Equity grants to our non-employee directors are described under “Director Compensation.”

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

ITEM 3—MANAGEMENT PROPOSAL TO APPROVE ON AN ADVISORY BASIS THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Compensation Committee continues to refine the Company’s executive compensation structure and processes, consistent with evolving governance practices and shareholder views. Compensation and governance practices implemented in recent years include the following:

BUSINESS HIGHLIGHTS

•

Weyerhaeuser has significantly changed its asset portfolio in recent years, decreasing its emphasis on being an integrated forest products company and focusing more on its core timberlands assets. As a result, the Company’s businesses became increasingly dependent on the housing industry, which has faced unprecedented challenges for several years. Consequently, the Company incurred significant losses in 2008 and 2009 and its businesses continue to operate in difficult markets.

•

To address the Company’s poor financial performance, management closed or indefinitely curtailed a number of facilities, restructured businesses, sold non-strategic facilities and businesses, reorganized the Company’s support functions, reduced the number of employees and decreased the Company’s SG&A.

•

The board of directors determined that electing to be taxed as a real estate investment trust (“REIT”) would be in the best interest of shareholders. Management led a two-year effort to convert the Company to a REIT, the last major step being the distribution to shareholders of $5.6 billion dividend in 2010. The Company began operating as a REIT in 2010 and elected to be taxed as a REIT in 2011 when it filed its federal tax returns for fiscal 2010.

•

Under management’s leadership, the Company returned to profitability in 2010 and generated strong cash flow, finishing 2010 with $1.5 billion of cash and cash equivalents and continuing a strong cash position through 2012.

•	The Company’s profitability and strong cash position enabled the Company to invest in its businesses, decrease its debt level by more than $500 million, and distribute dividends to shareholders.
•	Shareholder dividends were increased during 2012 by 13%.
•	Under management’s leadership, total shareholder return were 43.5% in 2009, 17.3% in 2010, 1.7% in 2011 and 53.1% in 2012.

COMPENSATION HIGHLIGHTS

•

The Compensation Committee redesigned the Company’s annual and long-term incentive programs effective for 2010 and 2011 to give employees a clearer view of the effect of their business improvement efforts on the compensation, and tie incentive compensation more clearly to the achievement of strategic goals.

•

The Board of Directors considered the CEO’s performance in 2009 through 2012 to be very strong, but because of the Company’s continued challenges, the CEO asked the Compensation Committee to not recommend an increase in his base salary in either 2009 or 2010. His salary was increased by approximately 12% in 2011 in recognition of his leadership and to bring his salary closer to the median. In 2012, because of continuing challenges for the Company, the CEO again asked the Compensation Committee to not recommend an increase in his base salary.

•

Short-term incentive programs are funded based primarily on the absolute financial performance of each individual business and partly based on the performance of the business against certain pre-approved metrics, such as competitive performance, financial measures and performance against strategic goals. Based on their absolute financial performance and performance against their business metrics, the Timberlands plan funded at 0.69 times target, the Cellulose Fibers’ plan funded at 1.06 times target, the Wood Products plan funded at 1.10 times target, WRECO plans funded at 1.13 times target, and the pool for non-embedded staff funded at 0.94 times target.

•

After several years of significant losses for the Company, during which no bonuses were paid to executives under the Company’s short-term incentive plan; long-term incentive grants in the form of performance shares did not pay out; salaries and the Company’s 401(k) plan contributions were frozen, the Company returned to profitability in 2010 and remained profitable in 2011 and 2012. Because of the improved performance, the executive officers named in the compensation tables received a range of annual incentive payment from 76% to 164% of target levels in 2012.

•

Long-term incentive grants for executive officers in 2012 included a mix of forms of equity, with 50% of the value of the award granted as performance share units, 25% of the value granted as stock options and 25% of the value granted as restricted stock units.

•

Performance share units granted in 2012 are earned based on the Company’s performance against cash flow targets for 2012 and relative total shareholder return over a two-year period, with 50% of the shares earned vesting over an additional two-year period. For performance share units granted in 2011, the Company exceeded the 2011 cash flow target and ranked above the 75th percentile with regard to total shareholder return for 2011 and 2012. As a result, the named executive officers earned 126% of their 2011 target grants. 50% of the shares earned will vest and be payable to the officers in 2013 and the remaining 50% will vest and become payable in 2014 and 2015.

GOVERNANCE HIGHLIGHTS

•	The CEO has no employment contract.
•	The Company does not provide tax gross-ups.
•	Severance and equity vesting occur only on a “double trigger” basis in the Company’s change-in-control plans.
•	The Company has minimal executive perquisites.
•

The Company has increased officer stock ownership guidelines to five times salary for the CEO and three times salary for executive vice presidents, and requires senior officers who are not in compliance with the guidelines to hold 75% of their net shares remaining after vesting of restricted stock and earn-out of performance shares.

•	The Company implemented a compensation recovery or “claw back” policy.
•	The Company adopted a policy prohibiting hedging of company stock by Directors and officers.
•	The Compensation Committee engaged F.W. Cook, an independent consultant who does no other work for the Company.
•	The board approved stock ownership guidelines for directors of five times their annual cash fees.
•	Directors are elected annually and must receive a majority of votes cast.
•	The board elected an independent director as chairman.
•	Supermajority voting provisions were eliminated.
•	Shareholders owning at least 25% of the outstanding common shares have the right to call special shareholder meetings.

COMPENSATION PHILOSOPHY AND APPROACH

Weyerhaeuser uses a compensation approach for its named executive officers that is designed to achieve several key objectives, including:

•	focusing decision-making and behavior on goals that are consistent with the overall business strategy,
•	reinforcing a pay-for-performance culture, and
•	allowing the Company to attract and retain employees with the skills critical to the Company’s long-term success.

To achieve these objectives, Weyerhaeuser uses a mix of base pay, incentive opportunities (short and long-term), and other benefits and rewards intended to be competitive in the market, while concentrating a majority of the executives’ reward opportunities in at-risk incentive pay. The design of the compensation program is intended to support the Company’s overall business objectives and to increase long-term shareholder value.

The Company considered the most recent shareholder advisory vote on executive compensation required by the proxy rules in reassessing these compensation policies and its compensation decisions and believes shareholders support the Company’s approach and actions. The Company intends to continue to seek shareholder guidance on executive compensation through an annual say-on-pay vote.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

ITEM 4—PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE APPOINTMENT OF AUDITORS

KPMG LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s consolidated financial statements for fiscal year 2012. The Audit Committee has appointed KPMG LLP to serve as its independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for fiscal year 2013 and the Company’s system of internal controls over financial reporting.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the board of directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

SHAREHOLDER RIGHTS PLAN POLICY

In 2004, the board of directors adopted a shareholder rights plan policy. The policy provides that the board must obtain shareholder approval prior to adopting any shareholder rights plan. However, the board may act on its own to adopt a shareholder rights plan if a majority of the independent directors, exercising their fiduciary duties under Washington law, determine that such submission to shareholders would not be in the best interests of shareholders under the circumstances.

CONFIDENTIAL VOTING POLICY

In 1991, the board of directors adopted a confidential voting policy to protect our shareholders’ voting privacy. The policy provides that ballots, proxy forms and voting instructions returned to banks, brokerage firms and other holders of record must be kept confidential. Only the proxy solicitor, the proxy tabulator and the inspector of election have access to the ballots, proxy forms and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if:

•	disclosure is required by applicable law,
•	a shareholder authorizes disclosure or
•	to resolve legal claims or disputes regarding ballots, proxy forms or votes, or the accuracy of any vote tabulation.

In the event the Company receives notice of a proxy contest, the Company will request that the proponent and all agents and other persons engaged by the proponent agree to this voting policy. The Company will not be bound to comply with this policy during a proxy contest if the proponent is not willing to be bound by the policy as well.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the Company and subsidiaries for 2012 and has been selected to do so for 2013. Representatives of KPMG LLP are expected to be present at the annual meeting and will able to speak if they wish to do so and will be available to answer appropriate questions.

The Company was billed for professional services provided during fiscal years 2012 and 2011 by KPMG LLP in the amounts set out in the following table. The Audit Committee of the board of directors has considered the services rendered by KPMG LLP for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the firm’s independence.

Services Provided	Fee Amount 2012	Fee Amount 2011
Audit Fees (1) (2)	$4,653,900	$4,674,450
Audit Related Fees (2)	$377,500	$469,000
Tax Fees (3)	$4,200	$9,200
All Other Fees	$0	$0
Total	$5,035,600	$5,152,650

(1)	Audit Fees, including those for statutory audits and audits of the Company’s joint ventures, include the aggregate fees for the fiscal years ended December 31, 2012 and December 31, 2011, for professional services rendered by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-K and Forms 10-Q. Audit Fees include fees for the audit of the Company’s internal control over financial reporting.

(2)	Fees for services rendered in support of employee benefit plan audits.

(3)	Fees for services rendered related principally to international tax services.

The Audit Committee has adopted a policy that it is required to approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the committee in advance. The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations. The committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, but the committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the auditor. The authority to approve services may be delegated by the committee to one or more of its members and the committee may delegate to management the authority to approve certain specified audit related services up to a limited amount of fees. If authority to approve services has been delegated, any such approval of services must be reported to the committee at its next scheduled meeting. During fiscal 2012 and 2011, 0.08% and 0.18%, respectively, of total fees paid to KPMG LLP related to non-audit services (tax and all other fees).

PROXY SOLICITATION EXPENSES

All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company expects to pay fees of approximately $15,000 for assistance by Innisfree M&A Incorporated in the solicitation of proxies. In addition, the Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

OTHER BUSINESS

The board of directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholders who wish to present proposals in accordance with the SEC Rule 14a-8 for inclusion in the Company’s proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so they are received by the Corporate Secretary at the Company’s executive offices no later than the close of business on October 25, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

The Company’s Bylaws provide that a shareholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is presented properly for consideration. If a shareholder wishes to bring business to a meeting for consideration under the Bylaws rather than under the SEC rules, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be delivered to the Corporate Secretary no later than 90 days and no earlier than 120 days before the meeting. However, if the Company sends notice or discloses the date of the meeting fewer than 100 days before the date of the meeting, the shareholder must deliver the notice to the Corporate Secretary no later than the close of business on the tenth day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first.

The Company’s Bylaws also establish procedures for shareholder nominations for elections of directors of the Company. Any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors. The nomination will be effective only if the shareholder delivers written notice of the shareholder’s intent to make a nomination to the Corporate Secretary no later than 90 days or earlier than 120 days prior to the meeting. However, if the Company sends notice or discloses the date of the meeting fewer than 100 days before the date of the meeting, the shareholder must deliver the notice to the Corporate Secretary no later than the close of business on the tenth day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first.

To be in proper form, a shareholder’s notice must include specific information concerning the proposal or the nominee as described in our Bylaws and in

SEC rules. In addition, to be eligible to be a nominee, the person must be able to make certain agreements with the Company as described in our Bylaws. A shareholder who wishes to submit a proposal or a nomination is encouraged to consult independent counsel about our Bylaw and SEC requirements. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the Bylaw, SEC and other applicable requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2013 annual meeting should be addressed to Claire S. Grace, Vice President and Corporate Secretary, Weyerhaeuser Company, P.O. Box 9777, Federal Way, WA 98063-9777.

Public disclosure of the date of the 2013 annual meeting was made in the Notice of 2012 Annual Meeting of Shareholders and Proxy Statement. The date of the next annual meeting of shareholders of Weyerhaeuser Company after the 2013 annual meeting is April 10, 2014.

For the Board of Directors

CLAIRE S. GRACE

Vice President and Corporate Secretary

Federal Way, Washington

March 8, 2013

Exhibit A

WEYERHAEUSER COMPANY

2013 LONG-TERM

INCENTIVE PLAN

WEYERHAEUSER COMPANY

2013 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE AND ESTABLISHMENT		A-3
1.1	PURPOSE	A-3
1.2	REPLACEMENT PLAN	A-3
SECTION 2. DEFINITIONS		A-3
SECTION 3. ADMINISTRATION		A-7
3.1	ADMINISTRATION OF THE PLAN	A-7
3.2	ADMINISTRATION AND INTERPRETATION BY COMMITTEE	A-7
SECTION 4. SHARES SUBJECT TO THE PLAN		A-8
4.1	AUTHORIZED NUMBER OF SHARES	A-8
4.2	SHARE USAGE	A-8
SECTION 5. ELIGIBILITY		A-9
SECTION 6. AWARDS		A-9
6.1	FORM AND GRANT OF AWARDS	A-9
6.2	EVIDENCE OF AWARDS	A-9
6.3	DEFERRALS	A-9
6.4	DIVIDENDS AND DISTRIBUTIONS	A-10
SECTION 7. OPTIONS		A-10
7.1	GRANT OF OPTIONS	A-10
7.2	OPTION EXERCISE PRICE	A-10
7.3	TERMS OF OPTIONS	A-10
7.4	EXERCISE OF OPTIONS	A-10
7.5	PAYMENT OF EXERCISE PRICE	A-10
7.6	POST-TERMINATION EXERCISE	A-11
7.7	INCENTIVE STOCK OPTION LIMITATIONS	A-11
SECTION 8. STOCK APPRECIATION RIGHTS		A-12
8.1	GRANT OF STOCK APPRECIATION RIGHTS	A-12
8.2	PAYMENT OF SAR AMOUNT	A-12
SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS		A-12
9.1	GRANT OF STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS	A-12
9.2	VESTING OF RESTRICTED STOCK AND STOCK UNITS	A-12
SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS		A-12
10.1	GRANT OF PERFORMANCE SHARES	A-12
10.2	GRANT OF PERFORMANCE UNITS	A-13
SECTION 11. OTHER STOCK OR CASH BASED AWARDS		A-13
SECTION 12. WITHHOLDING		A-13
12.1	WITHHOLDING FOR TAXES OR OTHER OBLIGATIONS	A-13
12.2	PAYMENT OF WITHHOLDING OBLIGATIONS	A-13
SECTION 13. ASSIGNABILITY		A-13
SECTION 14. ADJUSTMENTS		A-14
14.1	ADJUSTMENT OF SHARES	A-14
14.2	DISSOLUTION OR LIQUIDATION	A-14

14.3	CHANGE OF CONTROL	A-14
14.4	FURTHER ADJUSTMENT OF AWARDS	A-15
14.5	NO LIMITATIONS	A-16
14.6	NO FRACTIONAL SHARES	A-16
14.7	SECTION 409A	A-16
SECTION 15. SECTION 162(m) PROVISIONS		A-16
15.1	TERMS OF SECTION 162(M) AWARDS GENERALLY	A-16
15.2	PERFORMANCE CRITERIA	A-16
15.3	ADJUSTMENT OF AWARDS	A-17
15.4	LIMITATIONS	A-17
SECTION 16. AMENDMENT AND TERMINATION		A-17
16.1	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN	A-17
16.2	TERM OF THE PLAN	A-18
16.3	CONSENT OF PARTICIPANT	A-18
SECTION 17. GENERAL		A-18
17.1	NO INDIVIDUAL RIGHTS	A-18
17.2	ISSUANCE OF SHARES	A-18
17.3	INDEMNIFICATION	A-19
17.4	NO RIGHTS AS A SHAREHOLDER	A-19
17.5	COMPLIANCE WITH LAWS AND REGULATIONS	A-19
17.6	PARTICIPANTS IN OTHER COUNTRIES	A-20
17.7	NO TRUST OR FUND	A-20
17.8	SUCCESSORS	A-20
17.9	SEVERABILITY	A-20
17.10	CHOICE OF LAW	A-20
17.11	LEGAL REQUIREMENTS	A-21
SECTION 18. EFFECTIVE DATE		A-21

A-ii

WEYERHAEUSER COMPANY 2013 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE AND ESTABLISHMENT

1.1        Purpose

The purposes of this 2013 Long-Term Incentive Plan (the “Plan”) is to promote the interests of Weyerhaeuser Company (the “Company”) and its shareholders by attracting, retaining and motivating employees, officers and directors key to the growth and success of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

1.2        Replacement Plan

This Plan replaces the Company’s 2004 Long-Term Incentive Plan and 1998 Long-Term Incentive Compensation Plan (collectively, the “Prior Plans”). No further awards may be made under the Prior Plans after the Effective Date (as defined in Section 18).

SECTION 2. DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Change of Control.”

“Cause,” unless otherwise defined in the instrument evidencing an Award or, if not provided in such instrument, in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, violation of a state or federal criminal law involving the commission of a crime against the Company or a felony, current use of illegal substances, or any act or omission that substantially impairs the Company’s business, good will or reputation, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control” or “CIC” unless otherwise defined in the instrument evidencing an Award or, if not provided in such instrument, in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a)        an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the number of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (4) an acquisition by any Person pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in subsection (d) of this definition of Change in Control;

(b)        a change in the composition of the Board during any 24-consecutive month period such that the individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board during the period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)        consummation of a complete liquidation or dissolution of the Company; or

(d)        consummation in one transaction or a series of transactions undertaken with a common purpose of a reorganization, merger or consolidation, sale of at least 60% of the Company’s outstanding securities, or sale or other disposition of all or substantially all of the assets of the Company ( a “Business Combination”); excluding however, such a Business Combination pursuant to which:

(i)        all or substantially all of the Persons who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, at least 60% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii)        no Person (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or such Successor Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Business Combination; and

(iii)        individuals who were members of the Incumbent Board will immediately after the consummation of the Business Combination constitute at least a majority of the members of the board of directors of the Successor Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $1.25 per share, of the Company.

“Company” means Weyerhaeuser Company, a Washington corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability” means “Disability” as defined in the instrument evidencing an Award or, if not provided in such instrument, by the Committee or the Company’s senior vice president of human resources for purposes of the Plan or an Award, or in a written employment or services agreement. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the latter of (a) date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change of Control.”

“Layoff” means “Layoff” as defined in the instrument evidencing an Award or, if not provided in such instrument, by the Committee or the Company’s senior vice president of human resources for purposes of the Plan or an Award, or in a written employment or services agreement.

“Non-qualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change of Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change of Control.”

“Parent Company” means a company or other entity that, as a result of a Company Transaction, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 10.

“Performance Criteria” has the meaning set forth in Section 15.2.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 10.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act.

“Plan” means the Weyerhaeuser Company 2013 Long-Term Incentive Plan.

“Prior Plans” has the meaning set forth in Section 1.2.

“Related Company” means any entity that is directly or indirectly controlled by or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Retirement,” shall mean Retirement as defined in the instrument evidencing the Award or, if not provided in such instrument, by the Committee or the Company’s senior vice president of human resources or other person performing that function or in a written employment, services or other agreement between the Participant and the Company or a Related Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Section 409A of the Code.

“Stock Appreciation Right” or “SAR” means the right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, by an Acquired Entity or with which the Company combines.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Business Combination.

“Termination of Service,” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement, or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s senior vice president of human resources or other person performing that function or, with respect to directors and executive officers, by the Committee, whose determination shall be final and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

SECTION 3. ADMINISTRATION

3.1        Administration of the Plan

The Plan shall be administered by the Compensation Committee, which shall be composed of two or more directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission), an “outside director” within the meaning of Section 162(m), and an “independent director” as defined under the New York Stock Exchange listing standards. Notwithstanding the foregoing, the Board or the Compensation Committee may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Compensation Committee deems appropriate, except with respect to benefits to non-employee directors and to officers subject to Section 16 of the Exchange Act or awards subject to Section 15 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee, or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2        Administration and Interpretation by Committee

(a)        Except for the terms and conditions explicitly set forth in the Plan, and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent, and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; (xi) waive any terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)        In no event, however, shall the Board or the Committee have the right, without shareholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 14, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

(c)        Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1        Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)        10,000,000 shares reduced by the aggregate number of shares of Common Stock that become subject to Awards and less one share for every one share that was subject to an award granted after February 28, 2013 under the Prior Plans; plus

(b)        (i) any authorized shares not issued or subject to outstanding awards under the Company’s Prior Plan as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan as of the Effective Date that subsequently cease to be subject to such Awards (other than by reason of exercise or settlement of the Awards to the extent they are exercised for or settled in vested and non-forfeitable shares), which shares of Common Stock shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2        Share Usage

(a)        If (i) any Award based on shares lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to the Company, or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, or (ii) after February 28, 2013 any award under the Prior Plans based on shares lapses, expires, terminates, or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock issued under the Prior Plans to a Participant are thereafter forfeited to the Company, or if an award under the Prior Plans is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award under the Prior Plans, then the shares subject to such Awards or awards under the Prior Plan shall again be available for issuance under the Plan.

(b)        In the event that (i) any Option, or after February 28, 2013 an option under the Prior Plans, is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities arising from an Award, or after February 28, 2013 an award under the Prior Plans, are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then in each such case the Shares so tendered or withheld shall again be available for issuance under the Plan, on a one-for-one basis.

(c)        The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(d)        The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(e)        Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall be made only to persons who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(f)        Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Section 4.1(a), subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. The above are “Eligible Persons.”

SECTION 6. AWARDS

6.1        Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2        Evidence of Awards

Awards granted under the Plan shall be evidenced by a written or electronic instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3        Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4         Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, if any Award for which dividends or dividend equivalents have been granted has its vesting, payment or grant dependent upon the achievement of one or more performance goals, then the dividends or dividend equivalents shall accrue and be paid only to the extent the Award becomes vested or payable. Also notwithstanding the foregoing, the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1         Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Non-qualified Stock Options.

7.2         Option Exercise Price

The exercise price for shares purchased under an Option shall be the average of the high and low price of the Common Stock for the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3         Terms of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code.

7.4         Exercise of Options

(a)         The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable.

(b)         To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5         Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that otherwise would be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by applicable law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6         Post-Termination Exercise

(a)         The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service.

(b)         Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation; provided, however, that any such suspension shall not extend the expiration date of any Option. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c)         If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

7.7         Incentive Stock Option Limitations

Notwithstanding any other provisions of the Plan, the terms of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. Persons who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. If any Participant shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under any circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1         Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time and on such terms and conditions as the Committee shall determine in its sole discretion. A SAR may be granted in tandem with an Option (“tandem SAR”) or alone (“freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set out in Section 7.2. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be 10 years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2         Payment of SAR Amount

Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set out in the instrument evidencing the Award, the payment upon exercise of a SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1         Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2         Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set out in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1         Grant of Performance Shares

The Committee may grant Awards of performance shares (“Performance Shares”), designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set out in the instrument evidencing the Award, of such property as the Committee shall determine, including without limitation, cash, shares of Common Stock, or other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2         Grant of Performance Units

The Committee may grant Awards of performance units (“Performance Units”), designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of cash or property other than shares of Common Stock, which value may be paid to the Participant by delivery of the cash or such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The Amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11. OTHER STOCK OR CASH BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

12.1         Withholding for Taxes or Other Obligations

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied and shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan; provided, however, such payment or satisfaction of tax withholding or other obligations may not be delayed in such a way as to cause such issuance or settlement to not be in compliance with Section 409A of the Code.

12.2         Payment of Withholding Obligations

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employee’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under an Award after the Participant’s death.

During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code with respect to Stock Options, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award without consideration, subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1         Adjustment of Shares

(a)         In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, extraordinary cash dividend, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments, taking into consideration the accounting and tax consequences, in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (C) the maximum number and kind of securities set forth in Section 15.4; (D) the number and kind of securities that are subject to any outstanding Awards and the per share exercise or grant price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b)         Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Business Combination shall not be governed by this Section 14.1, but shall be governed by Sections 14.2 and 14.3, respectively.

14.2         Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3         Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or, if not provided for in such instrument, in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a)         If the Change of Control is a Business Combination in which Awards, other than Performance Shares and Performance Units, could be converted, assumed, substituted for or replaced by the Successor Company, then, if and to the extent that the Successor Company converts, assumes, substitutes or replaces an Award, the vesting restrictions or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award. If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control.

If the Change of Control is not a Business Combination in which Awards, other than Performance Shares and Performance Units, could be converted, assumed, substituted for or replaced by the Successor Company, all outstanding Awards, other than Performance Shares and Performance Units, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control.

For the purposes of this Section 14.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Business Combination the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Business Combination. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)         All Performance Shares or Performance Units earned and outstanding as of the date the Change of Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be payable in accordance with the terms and payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c)         Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination is one of the transactions listed under subsection (c) in the definition of Business Combination or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)         For the avoidance of doubt, nothing in this Section 14.3 requires all outstanding Awards to be treated similarly.

14.4         Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions, or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.5         No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6         No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

14.7         Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. SECTION 162(M) PROVISIONS

15.1         Terms of Section 162(m) Awards Generally

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 15 is applicable to such Award.

15.2         Performance Criteria

This Section 15 is not intended to apply to any Options or SARs granted under the Plan. However, if an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any affiliate or business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); funds from operations and funds from operations per share; revenues; operating margins; return on assets; return on equity; return on net assets; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations or a market index. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales, and (ix) impairments. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

The Committee shall certify in writing that any Performance Criteria have been met prior to settling any Award subject to Performance Criteria.

15.3         Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 15, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee or a Change in Control.

15.4         Limitations

Subject to adjustment from time to time as provided in Section 14.1, no Participant may be granted during any calendar year (i) Options or SARs with respect to more than 2,000,000 shares, and (ii) Awards other than Options and SARs that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares under which more than 1,000,000 shares of Common Stock may be earned in each 12 months in the performance period. During any calendar year, no Participant may be granted Awards other than Options and SARs that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $10,000,000 may be earned in each 12 months in the performance period. Each of the limitations in this section shall be multiplied by two with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 16. AMENDMENT AND TERMINATION

16.1         Amendment, Suspension or Termination of the Plan

The Board or the Compensation Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule other than Section 162(m) of the Code, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 16.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2         Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate 10 years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than 10 years after the earlier of approval by the Board or the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

16.3         Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any outstanding Award under the Plan. Except as otherwise determined by the Committee, any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1         No Individual Rights

(a)         person or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)         Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2         Issuance of Shares

(a)         Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)         The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)         As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the

Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d)         To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3         Indemnification

Each person who is or shall have been a member of the Board or a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4         No Rights as a Shareholder

Unless otherwise provided by the instrument evidencing the Award or, if not provided in such instrument, in a written employment or services agreement, no Award other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5         Compliance with Laws and Regulations

(a)         In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b)         The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Code Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Code Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee” within the meaning of Code Section 409, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death.

Notwithstanding any other provision in the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to Awards granted under the Plan.

17.6         Participants in Other Countries

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures and subplans and the like as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws and to meet the objectives of the Plan.

17.7         No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8         Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

17.9         Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10         Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

17.11         Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

TO REACH CORPORATE

HEADQUARTERS

From Seattle: Drive south on Interstate 5, approximately 24 miles from the city center, following the signs for “Tacoma/Portland.” Go 1/10 mile past Exit 142-B to Exit 142-A. Take this exit and stay to your right, heading east. Stay in the right-hand lane and take the Weyerhaeuser Way South exit. Turn left at the light, cross the overpass, and go through the traffic circle. Turn left again at the East Entrance sign and follow the directions for parking.

From Seattle: Drive approximately 24 miles south from city center on Interstate 5, following the signs for “Tacoma/Portland” and take Exit 143 (Federal Way/S. 320th St.). Turn left onto S. 320th, cross over the freeway and go through two lights to the light at Weyerhaeuser Way South. Turn right and proceed past the Technology Center to the traffic circle. Take the second exit out of the traffic circle. Take the next right into the East Entrance (approximately 1 block) and follow the directions for parking.

From Tacoma: Drive north on Interstate 5, approximately 8 miles from city center, and take Exit 142A (Auburn, Highway 18, North Bend). Stay in the far right lane. Take the exit to Weyerhaeuser Way South. Turn left at the light, cross the overpass, and go through the traffic circle. Turn left again at the East Entrance sign and follow the directions for parking.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 10, 2013.

Vote by Internet
• Go to http://www.envisionreports.com/WY
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US
territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the following nominees and “FOR” items 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	1.1 - Debra A. Cafaro	☐	☐	☐	1.2 - Mark A. Emmert	☐	☐	☐	1.3 - Daniel S. Fulton	☐	☐	☐
	1.4 - John I. Kieckhefer	☐	☐	☐	1.5 - Wayne W. Murdy	☐	☐	☐	1.6 - Nicole W. Piasecki	☐	☐	☐
	1.7 - Doyle R. Simons	☐	☐	☐	1.8 - Richard H. Sinkfield	☐	☐	☐	1.9 - D. Michael Steuert	☐	☐	☐
	1.10 - Kim Williams	☐	☐	☐	1.11 - Charles R. Williamson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the Weyerhaeuser Company 2013 Long-Term Incentive Plan	☐	☐	☐	3.	Approval, on an advisory basis, of executive compensation	☐	☐	☐

4.	Approval, on an advisory basis, of the appointment of auditors	☐	☐	☐		The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE NOTE THAT YOU WILL NEED TO PRESENT THE ADMISSION TICKET PROVIDED BELOW TO OBTAIN ADMISSION TO THE ANNUAL MEETING. ACCORDINGLY, THE ADMISSION TICKET SHOULD NOT BE RETURNED WITH THIS PROXY CARD IF YOU VOTE BY MAIL.

ADMISSION TICKET

Annual Meeting of the Shareholders

Date - April 11, 2013

Time - 9:00 a.m. Pacific Time

Location - Weyerhaeuser Company

Corporate Headquarters Building

33663 Weyerhaeuser Way South

Federal Way, Washington 98003

ADMITTANCE MAY BE DENIED WITHOUT A TICKET

Please present this admission ticket for admittance to the Annual Meeting.

If you plan to attend the Annual Meeting in person, do not return this admission ticket with the proxy card if you vote your shares by mail. For security purposes, no banners, placards, signs, literature for distribution or cameras may be taken into the meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2012 Annual Report to Shareholders are available at:

www.envisionreports.com/WY.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.      ▼

Proxy

ANNUAL MEETING OF SHAREHOLDERS

APRIL 11, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles R. Williamson, Daniel S. Fulton and Claire S. Grace, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares not held in Benefit Plan accounts the undersigned is entitled to vote at the annual meeting of the shareholders of Weyerhaeuser Company to be held at the Corporate Headquarters Building, Federal Way, Washington, on Thursday, April 11, 2013, at 9 am, and all adjournments thereof. Shares will be voted as directed on the reverse side of this Proxy card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.

If there are shares allocated to the undersigned in the Weyerhaeuser Company 401(k), or Weyerhaeuser Company Ltd. Investment Growth Plans, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse side of this card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors. Shares for which no voting instructions are received will be voted as provided by the Plans.

(Continued and to be marked, dated and signed, on the other side)